   As filed with the Securities and Exchange Commission on December 20, 1999


                                                      Registration No. 333-77529
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                               Amendment No. 2 to


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                                                   06-1118515
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
                       ORGANIZATION)


                               48 MONROE TURNPIKE


                               TRUMBULL, CT 06611


                                 (203) 459-6000


  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -------------------------

                            JON S. RICHARDSON, ESQ.


       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND ASSISTANT SECRETARY

                           OXFORD HEALTH PLANS, INC.

                               48 MONROE TURNPIKE


                               TRUMBULL, CT 06611


                                 (203) 459-6000


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------
                                    COPY TO:
                              DANIEL DUNSON, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
         TITLE OF SECURITIES                   AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM
                TO BE                          TO BE             OFFERING PRICE       AGGREGATE OFFERING          AMOUNT OF
              REGISTERED                     REGISTERED             PER UNIT                 PRICE           REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Series D Cumulative Preferred Stock...           277,629.157        $525(2)           $145,755,307.43(2)          $40,519.98
Series E Cumulative Preferred Stock...           132,808.069       $1,000(2)            $132,808,069(2)           $36,920.64
Series D Junior Subordinated
  Debentures due May 13, 2008(3)......          $277,629,157           --                     --                     0(3)
Series E Junior Subordinated
  Debentures due May 13, 2008(3)......          $132,808,069           --                     --                     0(3)
Series A Warrants.....................            15,800,000           --                     --                     0(4)
Series B Warrants.....................             6,730,000           --                     --                     0(4)
Common Stock..........................         22,530,000(5)      $17.96875(6)        $404,835,937.50(6)         $112,544.39
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Previously paid.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.



(3) Also being registered are $277,629,157 aggregate principal amount of Series D Junior Subordinated Debentures due May 13, 2008 and $132,808,069 aggregate principal amount of Series E Junior Subordinated Debentures due May 13, 2008 (the "Debentures") as may be issuable in connection with the exchange of the Series D Cumulative Preferred Stock and the Series E Cumulative Preferred Stock being registered. No additional consideration will be received upon the issuance of the Debentures and, therefore, no registration fee payment is required pursuant to Rule 457(i).



(4) Pursuant to Rule 457(g), no registration fee is required for the Series A Warrants and the Series B Warrants because the shares of common stock, par value $.01 per share, underlying such warrants are being registered hereby.



(5) In accordance with Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminable number of shares of common stock, par value $.01 per share, as may become issuable upon exercise of the Series A Warrants or the Series B Warrants to prevent dilution resulting from stock splits, stock dividends and similar transactions in accordance with the terms of the Series A Warrants and the Series B Warrants.



(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sales price of Oxford Health Plans, Inc.'s common stock, par value $.01 per share, on April 23, 1999, as reported on the Nasdaq National Market.



                           -------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           SUBJECT TO COMPLETION, PROSPECTUS DATED DECEMBER 21, 1999


                           [OXFORD HEALTH PLANS LOGO]


           277,629.157 Shares of Series D Cumulative Preferred Stock


           132,808.069 Shares of Series E Cumulative Preferred Stock


     $277,629,157 Series D Junior Subordinated Debentures due May 13, 2008


     $132,808,069 Series E Junior Subordinated Debentures due May 13, 2008

                          15,800,000 Series A Warrants
                          6,730,000 Series B Warrants
                       22,530,000 Shares of Common Stock




The shares of preferred stock, the debentures issuable in exchange for shares of preferred stock, the warrants and the shares of common stock issuable upon exercise of the warrants are being offered under this prospectus by certain selling securityholders. The warrants and the securities that were exchanged for the preferred stock originally were issued in a private placement in May 1998. The shares of preferred stock listed above include 14,022.606 additional shares of Series D preferred stock and 16,908.793 additional shares of Series E preferred stock that we expect to issue as payment on May 13, 2000 in respect of dividends accrued on existing shares.



We will not receive any of the proceeds from the sale of the preferred stock, the debentures or the warrants by the selling securityholders. However, we will receive proceeds from any exercise of the warrants.


You should read this prospectus and the prospectus supplement, if any, relating to the specific issue of preferred stock, debentures, warrants and shares of common stock carefully before you invest.



Our common stock is listed on the Nasdaq National Market under the symbol "OXHP." On December 20, 1999, the last reported sale price of our common stock was $11 per share. We urge you to obtain a current sale price for our common stock before you buy any of the securities offered under this prospectus.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                THE DATE OF THIS PROSPECTUS IS DECEMBER   , 1999

                               TABLE OF CONTENTS


Summary..........................   1
Ratio of Earnings to Combined
Fixed Charges and Preference
Dividends........................  12
Business.........................  13
Description of the Offered
  Preferred Stock................  13
Description of the Debentures....  28
Book-Entry; Delivery and Form....  42
Description of the Warrants......  44
Registration Rights Agreement....  46
Use of Proceeds..................  48
Material United States Federal
  Income Tax Consequences........  49
Description of Term Loan and
  Senior Notes...................  62
Selling Securityholders..........  66
Plan of Distribution.............  72
Validity of Securities...........  73
Experts..........................  74
Where You Can Find More
  Information....................  74
Forward-Looking Statements.......  76

                      REFERENCES TO ADDITIONAL INFORMATION

     This prospectus incorporates important business and financial information about us from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from us at the following address:

     Oxford Health Plans, Inc.

     48 Monroe Turnpike


     Trumbull, CT 06611

     Attention: Investor Relations

     Telephone: (203) 459-6000


     YOU WILL NOT BE CHARGED FOR ANY OF THE DOCUMENTS THAT YOU REQUEST.


     See "Where You Can Find More Information" on page 74.

                                    SUMMARY


     This brief summary highlights selected information from this prospectus and documents we have incorporated in this prospectus by reference. It does not contain all of the information that is important to you. We urge you to read carefully the entire prospectus, the documents incorporated in this prospectus by reference and the other documents to which this prospectus refers, including our consolidated financial statements and the notes to those consolidated financial statements which are incorporated in this prospectus by reference.


                           OXFORD HEALTH PLANS, INC.

     Oxford Health Plans, Inc. was incorporated under the laws of the State of Delaware on September 17, 1984. We are a health care company currently providing health care benefit plans primarily in New York, New Jersey and Connecticut. Our product line includes:

     - traditional health maintenance organizations which require the member to choose a health care provider from the network of providers under contract with us;

     - health care benefit plans for Medicare beneficiaries;

     - health care benefit plans, known as point-of-service plans, which provide the member with the option of using a provider who is under contract with us or one who is not under contract with us;

     - health care benefit plans, known as preferred provider organizations, which permit the member to choose any health care provider;

     - health care benefit plans for individuals; and

     - administrative services for groups that provide their own health care insurance, known as self-funded plans.

     We offer our products primarily through our health maintenance organization subsidiaries, Oxford Health Plans (NY), Inc., Oxford Health Plans (NJ), Inc. and Oxford Health Plans (CT), Inc., and through Oxford Health Insurance, Inc., our health insurance subsidiary.


     Our principal executive offices are located at 48 Monroe Turnpike, Trumbull, CT 06611, and our main telephone number is (203) 459-6000.


                            SECURITIES BEING OFFERED

     This prospectus covers the offer and sale of the following:


     - 277,629.157 shares of Series D Cumulative Preferred Stock, par value $.01 per share, which we refer to as the "Series D preferred stock," and 132,808.069 shares of Series E Cumulative Preferred Stock, par value $.01 per share, which we refer to as the "Series E preferred stock." We sometimes refer to the Series D preferred stock and the Series E preferred stock together as the "offered preferred stock." The terms of the Series D preferred stock and the Series E preferred stock are substantially similar except for their dividend rates and their use as consideration for exercise of the warrants.



     - $277,629,157 aggregate principal amount of Series D Junior Subordinated Debentures due May 13, 2008, which we refer to as the "Series D debentures," and $132,808,069 aggregate principal amount of Series E Junior Subordinated Debentures due May 13, 2008, which we refer to as the "Series E debentures." We sometimes refer to the Series D debentures and the Series E debentures together as the "debentures." The terms of the Series D debentures are substantially similar to the terms of the Series D preferred stock, and the terms of the Series E debentures are substantially similar to the terms of the Series E preferred stock.


     - 15,800,000 Series A Warrants, which we refer to as the "Series A warrants," and 6,730,000 Series B Warrants, which we refer to as the "Series B warrants." We sometimes refer to the Series A warrants and the Series B warrants together as the "warrants."


     - 22,530,000 shares of common stock, par value $.01 per share, issuable upon exercise of the Series A warrants and the Series B warrants.



     We issued the warrants and the securities that were exchanged for the offered preferred stock in May 1998 to the selling securityholders named on pages 69 and 71 in a private placement. We made this private placement under an investment agreement, dated as of February 23, 1998, between Oxford and TPG Partners II, L.P., one of the selling securityholders. We have filed the investment agreement as an exhibit to the registration statement of which this prospectus is a part.


TERMS OF THE OFFERED PREFERRED STOCK

Stated Value....................    The stated value of each share of offered
                                    preferred stock is $1,000.

Mandatory Redemption............    We must redeem all outstanding shares of
                                    Series D preferred stock and Series E
                                    preferred stock on May 13, 2008, at a
                                    redemption price for each share equal to all unpaid dividends accumulated to the date of payment of the redemption price, plus the stated value of the share, which is $1,000.

Series D Dividends..............    Holders of the Series D preferred stock are
                                    entitled to receive dividends in the
                                    following amounts and form:

                                    BEFORE MAY 13, 2000:

                                         - shares of Series D preferred stock
                                           accumulate dividends at a rate of
                                           5.319521% per year;

                                         - we may choose to make payments of
                                           dividends in cash or by the issuance
                                           of additional shares of Series D
                                           preferred stock; and

                                         - an annual dividend payment in the
                                           form of Series D preferred stock was
                                           made on May 13, 1999.

                                    ON OR AFTER MAY 13, 2000:

                                         - shares of Series D preferred stock
                                           accumulate dividends at a rate of
                                           5.129810% per year;


                                         - an annual dividend is payable on May
                                           13, 2000 and, after that date,
                                           dividends are payable in equal
                                           quarterly installments on the last
                                           day
                                           of March, June, September and
                                           December of each year, commencing
                                           June 2000; and


                                         - on May 13, 2000, we may choose to
                                           make payments of dividends in cash or
                                           by the issuance of additional shares
                                           of Series D preferred stock; after
                                           May 13, 2000, payments of dividends
                                           must be in cash.


Series E Dividends..............    Holders of the Series E preferred stock are
                                    entitled to receive dividends in the
                                    following amounts and form:

                                    BEFORE MAY 13, 2000:

                                         - shares of Series E preferred stock
                                           accumulate dividends at a rate of
                                           14.589214% per year;

                                         - we may choose to make payments of
                                           dividends in cash or by the issuance
                                           of additional shares of Series E
                                           preferred stock; and

                                         - an annual dividend payment in the
                                           form of Series E preferred stock was
                                           made on May 13, 1999.

                                    ON OR AFTER MAY 13, 2000:

                                         - shares of Series E preferred stock
                                           accumulate dividends at a rate of 14%
                                           per year;


                                         - an annual dividend is payable on May
                                           13, 2000, and, after that date,
                                           dividends are payable in equal
                                           quarterly installments on the last
                                           day of March, June, September and
                                           December of each year, commencing
                                           June 2000; and



                                         - on May 13, 2000, we may choose to
                                           make payments of dividends in cash or
                                           by the issuance of additional shares
                                           of Series E preferred stock; after
                                           May 13, 2000, payments of dividends
                                           must be in cash.



Limitations on Payment of
Dividends.......................    We may only pay dividends out of funds
                                    legally available under Delaware law. In addition, we are subject to restrictive covenants that may limit our ability to pay dividends. See "Description of Term Loan and
                                    Senior Notes" beginning on page 62 for a description of these covenants. If we fail to pay dividends when due, we will not be released from our obligation to make that dividend payment and additional dividends will accumulate on the missed payment.

Ranking.........................    With respect to the right to receive
                                    dividends and payments upon the liquidation, dissolution or winding up of Oxford, the offered preferred stock ranks:

                                         - senior to our common stock and,
                                           except as specified below, any other
                                           class or series of capital stock that
                                           we issue in the future;

                                         - equally with each other class or
                                           series of preferred stock which
                                           provides that it ranks equally with
                                           the offered preferred stock; and

                                         - junior to each other class of
                                           preferred stock which provides that
                                           it ranks senior to the offered
                                           preferred stock.

                                    Currently, there are no classes of preferred stock issued or outstanding that rank senior to the Series D preferred stock or the Series E preferred stock. The Series D preferred stock and the Series E preferred stock have the same ranking, and there are currently no other classes of preferred stock that have the same ranking as the Series D preferred stock and Series E preferred stock. The holders of each series of offered preferred stock must consent for Oxford to be able to create a class of preferred stock that ranks the same or that ranks senior to that class of offered preferred stock.

Liquidation Preference..........    Upon liquidation, dissolution or winding up
                                    of Oxford, each holder of shares of offered preferred stock is entitled to receive the following amount before we make any payment on securities that rank junior to the offered preferred stock:

                                         - dividends, if any, accumulated or
                                           deemed to have accumulated on each
                                           share of offered preferred stock held
                                           by the holder to the date we make
                                           liquidation distributions, whether or
                                           not declared, and

                                         - the stated value of each share of
                                           offered preferred stock held by the
                                           holder, which is $1,000.

                                    If the assets or proceeds from a
                                    liquidation, dissolution or winding up of Oxford are insufficient to make these payments, then we will distribute the assets and proceeds ratably among holders of offered preferred stock and any securities that have the same ranking as the offered preferred stock.

Optional Redemption.............    We have the right to redeem all outstanding
                                    shares of a series of offered preferred
                                    stock on or after May 13, 2003, at a
                                    redemption price for each share
                                    of that series equal to all unpaid dividends accumulated to the date of payment of the redemption price, plus the stated value of the share, which is $1,000.


Change of Control Redemption....    If a "change of control" occurs with respect
                                    to Oxford, holders of offered preferred
                                    stock may require us to redeem any or all of the shares of offered preferred stock that they hold, at a redemption price for each share equal to all unpaid dividends accumulated to the date of payment of the redemption price, plus the stated value of the share, which is $1,000.


                                    Generally, a change of control may occur upon events such as:

                                         - a merger or consolidation of Oxford;

                                         - acquisition of majority control of
                                           Oxford by a person;

                                         - a sale, lease or other transfer of
                                           substantially all of our assets;

                                         - a substantial change in our board of
                                           directors; or

                                         - adoption of a plan of liquidation or
                                           dissolution.


                                    For a more complete definition of a "change of control," please see the section of this prospectus entitled "Description of the Offered Preferred Stock -- Change of Control Redemption" beginning on page 18.



                                    Our ability to redeem offered preferred
                                    stock upon a change of control may be
                                    limited by the agreements that we have made and the various restrictive covenants under our term loan agreement and under the indenture that governs our 11% Senior Notes due 2005. For a description of these limitations, see "Description of Term Loan and Senior Notes" beginning on page 62. If we are required to redeem offered preferred stock and we fail to pay the redemption price on the redemption date, we will not be released from our obligation to pay the redemption price, and dividends will accumulate on the missed payment.



Exchange........................    On any dividend payment date, we have the
                                    right to exchange Series D preferred stock for Series D debentures or Series E preferred stock for Series E debentures.
                                    Each series of debentures will be issued pursuant to an indenture. We will not exchange offered preferred stock for debentures before May 13, 2000.

                                    Unless all holders of shares of the series of offered preferred stock to be exchanged consent, we may effect an exchange only if:


                                         - we have paid or set aside for payment
                                           full cumulative dividends on all
                                           outstanding shares of the series of
                                           offered preferred stock to be
                                           exchanged;


                                         - we have amended our certificate of
                                           incorporation to give holders of the
                                           debentures the same power to vote
                                           that they had as holders of offered
                                           preferred stock; and



                                         - the exchange could not result in any
                                           materially adverse tax consequence to
                                           TPG Partners II, one of the selling
                                           securityholders, or any of its
                                           affiliates.



                                    The indentures that will govern the
                                    debentures will have terms comparable to the terms of the series of offered preferred stock that is exchanged, including an interest rate that is the same as the dividend rate on the series of offered preferred stock that is exchanged. These terms are described in this prospectus under "Description of the Debentures" beginning on page 28.


Limited Voting Rights...........    Holders of offered preferred stock, other
                                    than TPG Partners II, one of the selling securityholders, and its affiliates, generally will not have the right to vote, unless:

                                         - dividends are in arrears and we have
                                           not paid dividends in full on May 13,
                                           2000;

                                         - dividends are in arrears and we have
                                           not paid dividends in full for four
                                           consecutive quarters; or

                                         - we fail to redeem shares of offered
                                           preferred stock when required to do
                                           so.


                                    Generally, if any of the above events occur, then the number of directors on our board of directors automatically will be increased by two, and the holders of a majority of the outstanding shares of offered preferred stock will have the exclusive right, voting together as a single class, to elect the two new directors. However, there are limitations on this right, which are described in the section of this prospectus entitled "Description of the Offered Preferred Stock -- Voting Rights" beginning on page 24.


                                    We cannot take certain actions without the consent of holders of a majority of shares of each series of offered preferred stock, including the creation of any class of capital stock with a ranking equal to or senior to the offered preferred stock or that is redeemable on or before May 13, 2008.


     For detailed information regarding the offered preferred stock, you should refer to the section of this prospectus entitled "Description of the Offered Preferred Stock" beginning on page 13.



TERMS OF THE DEBENTURES



Principal.......................    Upon an exchange of a series of offered
                                    preferred stock for debentures, the holders of the outstanding shares of the series of offered preferred stock to be exchanged will be entitled to receive debentures with a principal amount equal to $1,000 in exchange for each share of the offered preferred stock exchanged.



Maturity........................    Each of the Series D debentures and the
                                    Series E debentures will mature on May 13, 2008.



Interest........................    Series D debentures will bear interest at a
                                    rate of 5.129810% per year. Series E
                                    debentures will bear interest at a rate of 14% per year.



Interest Payment Dates..........    We will be required to pay interest on each
                                    series of debentures in equal quarterly
                                    installments on the last day of March, June, September and December of each year.



Subordination...................    The indebtedness evidenced by the debentures
                                    will be subordinated in right of payment to the prior payment in full of all "senior indebtedness." Senior indebtedness generally includes:



                                         - our outstanding 11% Senior Notes due
                                           2005;



                                         - any indebtedness now or hereafter
                                           issued or incurred by us under the
                                           term loan agreement described in this
                                           prospectus under "Description of Term
                                           Loan and Senior Notes" beginning on
                                           page 62; and



                                         - any other indebtedness now or
                                           hereafter incurred by us, unless the
                                           instrument under which that
                                           indebtedness is incurred expressly
                                           provides that it is not superior in
                                           right of payment to the debentures of
                                           that series, excluding liability for
                                           taxes, indebtedness to our
                                           subsidiaries or other affiliates,
                                           trade payables, or the debentures of
                                           the other series.



                                    Each series of debentures will rank equally with or will be senior to all other indebtedness of Oxford and will rank equally with, and not senior to, each other.

                                    Upon certain bankruptcy and similar events relating to Oxford, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of the debentures will be entitled to receive any payment of principal or interest on the debentures, subject to certain exceptions. In addition, no payment may be made to holders of debentures when certain defaults have occurred and are continuing with respect to the senior indebtedness, subject to certain exceptions.



                                    As of the date of this prospectus, we had approximately $150 million outstanding under the term loan agreement and $200 million aggregate principal amount of 11% Senior Notes due 2005 outstanding.



                                    The indentures relating to each series of debentures do not contain restrictions on our ability to incur additional indebtedness.



Optional Redemption.............    We have the right to redeem all outstanding
                                    debentures of a series on or after May 13, 2003, at a redemption price for each debenture of that series of 100% of the principal amount of the debenture to be redeemed, plus accrued and unpaid interest on the debenture to the redemption date.



Change of Control Redemption....    If a "change of control" occurs with respect
                                    to Oxford, holders of debentures may require us to redeem any or all of the debentures that they hold, at a redemption price for each debenture equal to 100% of the principal amount of the debenture to be redeemed, plus accrued and unpaid interest on the debenture to the redemption date.
                                    Events that constitute a "change of control" generally are described above in "-- Terms of the Offered Preferred Stock" and a more complete definition is contained in the section of this prospectus entitled
                                    "Description of the Offered Preferred
                                    Stock -- Change of Control Redemption"
                                    beginning on page 18.



                                    Our ability to redeem debentures upon a
                                    change of control may be limited by the
                                    agreements that we have made and the various restrictive covenants under our term loan agreement and under the indenture that governs our 11% Senior Notes due 2005. For a description of these limitations, see "Description of Term Loan and Senior Notes" beginning on page 62. If we are required to redeem debentures and we fail to pay the redemption price on the redemption date, we will not be released from our obligation to pay the redemption price, and interest will accrue on the missed payment.



Limited Voting Rights...........    Holders of debentures will have voting
                                    rights that are substantially similar to the voting rights that the holders of offered preferred stock have. Holders of debentures, other than TPG Partners II, one of the selling securityholders, and its affiliates, generally will not have the right to vote, unless:



                                         - interest due and payable on either
                                           series of debentures has not been
                                           paid in full or, if one series of
                                           offered preferred stock has not been
                                           exchanged for debentures, the
                                           dividends payable on that series of
                                           offered preferred stock have been in
                                           arrears and not paid in full, for
                                           four consecutive quarterly periods;
                                           or



                                         - we fail to redeem or repay either
                                           series of debentures when required to
                                           do so or, if one series of offered
                                           preferred stock has not been
                                           exchanged for debentures, we fail to
                                           redeem shares of that series of
                                           offered preferred stock when required
                                           to do so.



                                    Generally, if any of the above events occur, then the number of directors on our board of directors automatically will be increased by two, and the holders of a majority in aggregate principal amount of outstanding debentures of both series will have the exclusive right, voting together as a single class, to elect the two additional directors. If one series of offered preferred stock has not been exchanged for debentures, then holders of debentures shall vote with holders of the series of offered preferred stock that has not been exchanged as a single class to elect the two additional directors. However, there are limitations on this right, which are described in "Description of the
                                    Debentures -- Voting Rights" beginning on page 36.



Restrictions on Dividends.......    The indentures will contain limited
                                    restrictions on our ability to pay dividends or make any payment on our capital stock.



                                    See "Description of the
                                    Debentures -- Restrictions on Dividends" on page 32 for more information about the restrictions on dividends.



     For detailed information regarding the debentures, you should refer to the section of this prospectus entitled "Description of the Debentures" beginning on page 28.

TERMS OF THE WARRANTS

Exercise........................    Each Series A warrant and Series B warrant
                                    entitles the holder to purchase one share of our common stock, par value $.01 per share, at an exercise price of $17.75 per share at any time until the expiration date.

Expiration Date.................    The expiration date for the Series A
                                    warrants is the earlier of May 13, 2008 and the date of redemption of all of the Series
                                    D preferred stock.

                                    The expiration date for the Series B
                                    warrants is the earlier of May 13, 2008 and the date of redemption of all of the Series E preferred stock.

Adjustments.....................    The warrants provide for adjustments to the
                                    exercise price and the number of shares of common stock that may be purchased upon exercise to protect against dilution. The warrants also provide for adjustments to the exercise price and number of shares that may be purchased upon exercise in the event of a merger, consolidation, recapitalization or other transaction that results in the conversion of our common stock into the right to receive other securities, property or cash.

Warrant Agent...................    ChaseMellon Shareholder Services, L.L.C.


     For detailed information regarding the warrants, you should refer to the section of this prospectus entitled "Description of the Warrants" beginning on page 44.


OTHER


Use of Proceeds.................    We will not receive any proceeds from the
                                    sale of the offered preferred stock, the debentures issuable in exchange for offered preferred stock or the warrants covered by this prospectus; the selling securityholders will receive all proceeds from any such sale. However, we will receive proceeds from any exercise of the warrants and we intend to use those proceeds for future capital contributions to our regulated subsidiaries, as necessary, for repayment of debt and for general corporate purposes, or as otherwise described in a prospectus supplement.



Shelf Registration Statement....    Under the registration rights agreement,
                                    dated as of February 23, 1998, between us and TPG Partners II, one of the selling securityholders, we have agreed to use our reasonable best efforts to keep effective a shelf registration statement under which the offered preferred stock, any debentures issuable in exchange for offered preferred stock, the warrants and the common stock issuable upon exercise of the warrants, which together we sometimes refer to as "registrable securities," may be sold. Generally, we are required to keep the shelf registration statement effective until:

                                         - 10 years after the date it is first
                                           declared effective; or

                                         - if earlier, the date that all
                                           registrable securities have been sold
                                           under the shelf registration
                                           statement or the date on which TPG
                                           Partners II and its assigns are no
                                           longer entitled to appoint directors
                                           to our board of directors under the
                                           investment agreement and are
                                           permitted to sell their registrable
                                           securities without registration under
                                           Rule 144(k) under the Securities Act.


                                    Generally, we intend the shelf registration statement to permit the selling securityholders named in this prospectus and a limited group of their transferees to resell the registrable securities from time to time. Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement, although, once sold under the shelf registration statement, the registrable securities should be freely tradeable except by purchasers who are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act. We have filed the shelf registration statement of which this prospectus is a part with the Securities and Exchange Commission in order to meet our obligations under the registration rights agreement.


Trading.........................    Our common stock currently trades on the
                                    Nasdaq National Market under the symbol
                                    "OXHP."

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                              PREFERENCE DIVIDENDS

     The ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:


                                       NINE MONTHS
                                          ENDED
                                      SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                                      --------------   --------------------------------
                                      1999     1998    1998   1997   1996   1995   1994
                                      -----    -----   ----   ----   ----   ----   ----
Ratio of Earnings to Combined Fixed
  Charges and Preference
  Dividends.........................  1.7         *      *      *    25.5   19.3   17.6
                                      ====     ====    ====   ====   ====   ====   ====


-------------------------

* Earnings were insufficient to cover fixed charges and preference dividends by $642.9 million for the year ended December 31, 1998, $431.6 million for the year ended December 31, 1997 and $622.2 million for the nine months ended September 30, 1998.



     For purposes of computing these ratios, we increased our combined earnings before income taxes, as reported in our annual report on Form 10-K/A No. 2 for the year ended December 31, 1998, as amended by our Form 10-K/A No. 3, and in our quarterly report on Form 10-Q for the quarter ended September 30, 1999, by the amount of our fixed charges. We then divided the amount of earnings by the amount of fixed charges and preference dividends, resulting in the ratio of earnings to combined fixed charges and preference dividends. Fixed charges represent interest expense plus the estimated interest factor in rental expense. We have not capitalized interest in any period.



     See "Where You Can Find More Information" on page 74 for a description of how to obtain these documents.

                                    BUSINESS

     We provide health care benefit plans through our HMO and insurance subsidiaries primarily in New York, New Jersey and Connecticut. Our product line includes:

     - traditional health maintenance organizations which require the member to choose a health care provider from the network of providers under contract with us;

     - health care benefit plans for Medicare beneficiaries;

     - health care benefit plans, known as point-of-service plans, which provide the member with the option of using a provider who is under contract with us or one who is not under contract with us;

     - health care benefit plans, known as preferred provider organizations, which permit the member to choose any health care provider;

     - health care benefit plans for individuals; and

     - administrative services for groups that provide their own health care insurance, known as self-funded plans.

     We distribute our products through several different internal channels, including direct sales representatives, business representatives, inbound telemarketing representatives and executive account representatives, as well as through external insurance agents, brokers and consultants.

     As of the date of this prospectus, we had a network of more than 50,000 providers under contract with us. The majority of the primary care physicians, specialists and hospitals in our network have contracted directly with us. We also have contracts with groups of providers such as physician hospital organizations, individual practice associations and other physician groups. We have entered into risk transfer agreements for the provision of health benefits to some of our Medicare beneficiaries as well as for pharmacy benefits management and laboratory and radiology services.


     For a fuller description of our business, including the risks involved in our business, refer to our most recently filed annual report which, as of the date of this prospectus, is our Form 10-K/A No. 2 for the year ended December 31, 1998, as amended by our Form 10-K/A No. 3, which is incorporated into this prospectus by reference.


                   DESCRIPTION OF THE OFFERED PREFERRED STOCK


     The following summarizes certain terms and provisions of the Series D preferred stock and the Series E preferred stock. This summary is not complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law and to the provisions of our certificate of incorporation, by-laws and the certificates of designations designating the Series D preferred stock and the Series E preferred stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.


AUTHORITY TO ISSUE PREFERRED STOCK


     Our certificate of incorporation authorizes our board of directors to issue, without the approval of the stockholders, up to 2,000,000 shares of preferred stock, $.01 par value. As of the date of this prospectus, we:



     - had designated 300,000 shares of Series D Cumulative Preferred Stock, par value $.01 per share, which we refer to as the "Series D preferred stock," and had issued 263,606.551 shares of Series D preferred stock; and

     - had designated 300,000 shares of Series E Cumulative Preferred Stock, par value $.01 per share, which we refer to as the "Series E preferred stock," and had issued 115,899.276 shares of Series E preferred stock.



     We expect to issue an additional 14,022.606 shares of Series D preferred stock and 16,908.793 shares of Series E preferred stock as dividends on the existing shares of offered preferred stock through May 13, 2000.


     Before issuing a series of preferred stock, our board of directors has the right to designate, for that series of preferred stock:

     - the serial designations;

     - dividend rates;

     - the offering price or prices;

     - provisions for redemption or purchase;

     - provisions for conversion;

     - voting rights;

     - special or relative rights in the event of a liquidation, distribution or sale of assets or dissolution or winding up;

     - provisions for a sinking fund; and

     - any other rights, obligations or provisions which may be so determined to the fullest extent permitted by Delaware law.


     As described below, our board of directors cannot create any class of capital stock with a ranking equal to or senior to the offered preferred stock or that is redeemable on or before May 13, 2008 without the consent of the holders of a majority of the shares of each series of the offered preferred stock.


GENERAL

     The stated value of the offered preferred stock is $1,000 per share. The offered preferred stock does not provide holders with preemptive rights. The terms of the Series D preferred stock and Series E preferred stock are substantially similar except for their dividend rates and as noted specifically below.

     Under the investment agreement, the selling securityholders named in this prospectus purchased 245,000 shares of our Series A Cumulative Preferred Stock, which we refer to as the "Series A preferred stock," 105,000 shares of our Series B Cumulative Preferred Stock, which we refer to as the "Series B preferred stock," Series A Warrants to purchase 15,800,000 shares of our common stock, par value $.01 per share, and Series B Warrants to purchase 6,730,000 shares of our common stock for a total purchase price of $350 million. On February 13, 1999, we entered into a share exchange agreement with the selling securityholders to redistribute the total amount of dividends payable among the shares of Series A preferred stock and Series B preferred stock. Under the share exchange agreement, the 245,000 shares of Series A preferred stock were exchanged for 260,146.909 shares of Series D preferred stock, and the 105,000 shares of Series B preferred stock were exchanged for 111,820.831 shares of Series E preferred stock. The additional amounts of Series D preferred stock and Series E preferred stock issued in the exchange are attributable to dividends accrued on the Series A preferred stock and the Series B preferred stock, respectively, through February 13, 1999. As a result of the exchange, the selling securityholders hold only Series D preferred stock and Series E preferred stock and, following the exchange, all shares of the Series A preferred stock and Series B preferred stock were canceled. The terms of the Series D preferred stock are substantially similar to the terms of the Series A preferred stock and the terms of the Series E preferred stock are substantially similar to the terms of the Series B preferred stock, except, in each case, with respect to applicable dividend rates and their use as consideration for the exercise of the warrants. The exchange was effected primarily to facilitate the potential sale of the offered preferred stock by the selling securityholders.



     We conduct our operations primarily through our subsidiaries. Therefore, our ability to make required dividend payments depends in part on the earnings of our subsidiaries and on our ability to receive funds from our subsidiaries through dividends or other payments. Because payments due on the offered preferred stock are obligations of Oxford alone, our subsidiaries are not obligated to pay any amount due under the offered preferred stock or to make funds available for dividends on the offered preferred stock in the form of dividends or advances to us. In addition, various insurance and health regulations applicable to our subsidiaries restrict their ability to pay dividends to us. If we incur operating losses, we may be required to make additional capital contributions to our subsidiaries in order to comply with statutory capital requirements and the payment of dividends by those subsidiaries would likely not be permitted.



     In addition, the offered preferred stock effectively is subordinated to all outstanding indebtedness and other liabilities and commitments, including accounts payable and other accrued liabilities, of our subsidiaries. Any right we have to receive assets of one of our subsidiaries upon its liquidation or reorganization, and the resulting right of holders of the offered preferred stock to participate in those assets, effectively will be subordinated to the claims of that subsidiary's creditors, except to the extent we are recognized as a creditor of that subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinated to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary that is senior to indebtedness held by us.


     ChaseMellon Shareholder Services, L.L.C. will be the transfer agent, dividend disbursing agent and registrar for the offered preferred stock unless otherwise specified in a prospectus supplement.

RANKING

     With respect to the right to receive dividends and payments upon the liquidation, dissolution or winding up of Oxford, the offered preferred stock ranks:

     - senior to our common stock and, except as specified below, any other class or series of our capital stock we issue in the future;

     - equally with each other class or series of preferred stock which by its terms provides that it ranks equally with the offered preferred stock; and

     - junior to each other class of preferred stock which by its terms provides that it ranks senior to the offered preferred stock.

     Currently, there are no classes of preferred stock issued or outstanding that rank senior to the Series D preferred stock or the Series E preferred stock. The Series D preferred stock and the Series E preferred stock have the same ranking, and there are currently no other classes of preferred stock that have the same ranking as the Series D preferred stock and Series E preferred stock. The consent of holders of each series of offered preferred stock is required for Oxford to be able to create a class of preferred stock that has the same ranking or that is senior to that class of offered preferred stock.

MANDATORY REDEMPTION


     On May 13, 2008, we are required to redeem all outstanding shares of the offered preferred stock. For a description of the redemption price and redemption procedures, see "-- Redemption Price and Procedures" beginning on page 19.


DIVIDENDS


     Dividend payments on the shares of Series D preferred stock and shares of Series E preferred stock are to be made in the following amounts and manner:



                          SERIES D PREFERRED STOCK   SERIES E PREFERRED STOCK
                          -------------------------  -------------------------
BEFORE MAY 13, 2000:
Dividend Rate             Shares of Series D         Shares of Series E
                          preferred stock            preferred stock
                          accumulate dividends at a  accumulate dividends at a
                          rate of 5.319521% per      rate of 14.589214% per
                          year.                      year.

Form of Payment           We may choose to make      We may choose to make
                          payments of dividends in   payments of dividends in
                          cash or by the issuance    cash or by the issuance
                          of additional shares of    of additional shares of
                          Series D preferred stock.  Series E preferred stock.
ON OR AFTER MAY 13, 2000:
Dividend Rate             Shares of Series D         Shares of Series E
                          preferred stock            preferred stock
                          accumulate dividends at a  accumulate dividends at a
                          rate of 5.129810% per      rate of 14% per year.
                          year.

Dividend Payment Dates    An annual dividend is      An annual dividend is
                          payable on May 13, 2000    payable on May 13, 2000
                          and, after that date,      and, after that date,
                          dividends are payable in   dividends are payable in
                          equal quarterly            equal quarterly
                          installments on the last   installments on the last
                          day of March, June,        day of March, June,
                          September and December of  September and December of
                          each year, commencing in   each year, commencing in
                          June 2000.                 June 2000.

Form of Payment           On May 13, 2000, we may    On May 13, 2000, we may
                          choose to make payments    choose to make payments
                          of dividends in cash or    of dividends in cash or
                          by the issuance of         by the issuance of
                          additional shares of       additional shares of
                          Series D preferred stock;  Series E preferred stock;
                          after May 13, 2000,        after May 13, 2000,
                          payments of dividends      payments of dividends
                          must be in cash.           must be in cash.


     If any date specified as a dividend payment date is not a business day, we will pay the dividends due on the next business day, without interest. We will pay dividends to holders of record as they appear on our stock record books 15 days prior to the relevant dividend payment date.

     We will pay dividends only when, as and if declared by our board of directors, out of funds at the time legally available for the payment of dividends under the Delaware General Corporation Law. In addition, we are subject to various restrictive covenants that may limit our ability to pay dividends on the offered preferred stock. See "Description of Term Loan and Senior Notes" beginning on page 62 of this prospectus. If we fail to pay dividends when due, we will not be released from our obligation to make that dividend payment and additional dividends will accumulate on the missed payment.


On May 13, 1999, we issued:

(a) a dividend in the amount of $13.29880250 per share of Series D preferred stock in the form of 3,459.64236379 shares of Series D preferred stock to the holders of record as of April 28, 1999; and

(b) a dividend in the amount of $36.47303500 per share of Series E preferred stock in the form of 4,078.44508277 shares of Series E preferred stock to the holders of record as of April 28, 1999.


     These payments reflected dividends accumulated from February 13, 1999, the date the offered preferred stock was issued in exchange for the Series A preferred stock and the Series B preferred stock. Dividends that accumulated on the Series A preferred stock and Series B preferred stock from May 13, 1998 through February 13, 1999 were satisfied by the issuance of additional shares of Series D preferred stock and Series E preferred stock in the exchange. We have paid all accrued dividends required to be paid on the offered preferred stock to the date of this prospectus.


  ACCUMULATION OF DIVIDENDS

     Dividends began to accumulate on outstanding shares of the offered preferred stock from the date of issuance, and accumulate day-to-day, whether or not earned or declared, until the dividends are paid. Dividends accumulate on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which payable. Dividends payable at more than one annual rate for any dividend period or partial dividend period will be pro rated based on the number of days in the dividend period or partial dividend period, and the actual number of days elapsed for which dividends are payable, at the applicable annual rate.

  ADDITIONAL DIVIDENDS


     Whenever we do not pay in full any dividend that has accumulated through any dividend payment date, or whenever we do not pay in full any redemption payment on any payment date set for a redemption, additional dividends will accumulate on the amount of the unpaid dividends or the unpaid redemption payment. An unpaid amount is referred to as an "arrearage." Additional dividends accumulate on an arrearage at the annual dividend rate then in effect or a lesser rate as may be the maximum rate that is then permitted by applicable law. Additional dividends in respect of any arrearage:


     - will accumulate day-to-day, whether or not earned or declared, until the arrearage is paid; and

     - will be calculated as of each successive dividend payment date and will constitute an additional arrearage from and after any dividend payment date to the extent not paid on that dividend payment date.

     We may declare and pay additional dividends in respect of any arrearage at any time, in whole or in part, without reference to any regular dividend payment date, to registered holders as they appear on our stock record books on the record date fixed by our board of directors. The record date must be at least 10 days before the corresponding payment date. Repayment of any arrearage must be made in cash.

  METHOD OF PAYMENT

     If we pay less than the total amount of accumulated dividends payable on all outstanding shares of a series of offered preferred stock, then we will allocate dividends pro rata on a share-by-share basis among all outstanding shares of that series. Once dividends are payable in cash, dividends that we declare and pay in an amount less than the full amount of dividends accumulated on a series of the offered preferred stock and on any arrearage will be applied first to the earliest dividend that has not yet been paid. We will make all cash payments of dividends on the offered preferred stock in United States dollars.

LIQUIDATION PREFERENCES

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of Oxford, a holder of offered preferred stock will be entitled to receive out of the assets of Oxford, before we make any payment or distribute any assets to the holders of any securities that rank junior to the offered preferred stock, an amount per share equal to the sum of:

     (1) the dividends, if any, accumulated on the offered preferred stock to the date we make liquidation distributions, whether or not dividends have been declared; and


     (2) the stated value of the share of offered preferred stock, which is $1,000.


     If these assets or proceeds are insufficient to satisfy all claims with the same priority of payment as the offered preferred stock, then we will distribute the available assets and proceeds ratably among the holders of the offered preferred stock and any securities that have the same priority of payment as the offered preferred stock. After we pay holders the full amount of the liquidation preference to which they are entitled, they will not be entitled to participate in any further distribution of our assets. Neither a consolidation nor merger of Oxford nor a sale, conveyance, lease, exchange or transfer of all or part of Oxford's assets will be a liquidation, dissolution or winding up of Oxford.

OPTIONAL REDEMPTION


     On and after May 13, 2003, we have the right to redeem all the outstanding shares of a series of the offered preferred stock, in whole but not in part, in accordance with the procedures described under "-- Redemption Price and Procedures" beginning on page 19.


CHANGE OF CONTROL REDEMPTION

     If a "change of control" occurs, then holders of offered preferred stock may require us to redeem any or all of their shares of offered preferred stock.

       A "change of control" means the time that any of the following occurs:

       (1) any person or group other than TPG Partners II, its affiliates, Oxford or any of our subsidiaries, or any group comprised of those persons, becomes, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of a majority of the then-outstanding securities of Oxford entitled to vote in an election of directors. This determination will be made after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Oxford convertible into or exercisable for securities of Oxford entitled to vote in an election of directors, whether or not the securities are then convertible or exercisable;


       (2) the sale, lease, transfer or other disposition of all or substantially all of the assets of Oxford and our subsidiaries to any person or group;

       (3) during any period of two consecutive calender years, the following individuals cease to constitute a majority of our directors then in office:

            (a) directors who constituted our board of directors at the beginning of the two-year period; together with

            (b) new directors whose election by our board of directors or whose nomination by stockholders was approved by at least a majority of the directors then still in office, which approving directors were directors:

              - at the beginning of the two-year period; or

              - whose election or nomination was previously approved by our board of directors; or

              - who were approved under the provisions of the investment agreement or the applicable certificate of designations;

       (4) Oxford consolidates or merges with or into another person, or any person consolidates or merges with or into Oxford, and immediately after the consolidation or merger, the persons who owned the outstanding voting securities of Oxford immediately before the consolidation or merger do not own, by reason of their prior ownership, a majority of the outstanding voting securities of Oxford or the surviving corporation; or

       (5) the adoption of a plan relating to the liquidation or dissolution of Oxford.


     The procedures for redemption are described below under "-- Redemption Price and Procedures."



     We may redeem the offered preferred stock only out of funds at the time of redemption legally available for the redemption of capital stock under the Delaware General Corporation Law. In addition, we are subject to obligations and various restrictive covenants that may limit our ability to redeem the offered preferred stock upon a change of control. See "Description of Term Loan and Senior Notes" beginning on page 62 of this prospectus. If we are required to redeem offered preferred stock and we fail to pay the redemption price on the redemption date, we will not be released from our obligation to pay the redemption price, and dividends will accumulate on the missed payment.


REDEMPTION PRICE AND PROCEDURES

  REDEMPTION PRICE

     We will pay the redemption price of the offered preferred stock to be redeemed in cash out of funds legally available for the payment of the redemption price. The redemption price will be an amount per share equal to the sum of:

     (1) the amount, if any, of all unpaid dividends accumulated on the offered preferred stock to be redeemed to the date of actual payment of the redemption price, whether or not these dividends have been declared; and

     (2) the stated value of the share of offered preferred stock to be redeemed, which is $1,000.


  OPTIONAL REDEMPTION AND MANDATORY REDEMPTION PROCEDURES


     If we redeem shares of offered preferred stock, we are required to send notice of the redemption, including the redemption date, to the holders of record of the offered preferred stock to be redeemed by first class mail, postage prepaid, at each holder's address as it appears on our stock record books. We are required to send the notice not more than 120 days nor fewer than 90 days before the date fixed for redemption. If we irrevocably deposit funds sufficient to pay the aggregate redemption price for the series of offered preferred stock to be redeemed, as described under "-- Deposit of Funds" on page 22 at the same time or prior to the delivery of a notice of redemption, then we are required to send the notice of redemption not more than 120 days nor fewer than 30 days before the fixed redemption date. However, if requested by TPG Partners II or any of its affiliates, we must delay the fixed redemption date for a period of no more than 30 days, if:


     - the notice of redemption is delivered less than 60 days before the redemption date; and


     - as of the date of the notice of redemption, TPG Partners II or any of its affiliates beneficially owns offered preferred stock of the series to be redeemed and has used its reasonable best efforts to complete a sale of some or all of its shares of the series of offered preferred stock to be redeemed prior to the stated redemption date but has not completed the sale.


We are required to notify the holders of the offered preferred stock to be redeemed about this delay within five days of receiving the request from TPG Partners II or its affiliates. We will not delay the redemption date in this manner more than once.


     Our board of directors may fix a record date to determine the holders of offered preferred stock to be redeemed. This record date will not be more than 30 days before the date that we mail the notice of redemption. On or after the redemption date, each holder of the shares of offered preferred stock called for redemption will be required to surrender the certificate evidencing those shares to us at the place designated in the notice, and will be entitled to receive payment of the redemption price when they surrender their certificate. No dividends on the offered preferred stock called for redemption will accumulate after the redemption date, and after that date, all rights of the holders of shares of offered preferred stock that are redeemed will cease and terminate, except to the extent we default in payment on the redemption date.


     As long as TPG Partners II or its affiliates hold any shares of a series of the offered preferred stock, we may not deliver a notice of redemption with respect to that series unless:


     - our preferred stock is rated Baa or better by Moody's Investors Service, Inc., or BBB or better by Standard & Poor's Ratings Group or, if our preferred stock is not rated by Moody's and Standard & Poor's, our unsecured debt is rated Baa or better by Moody's or BBB or better by Standard & Poor's; or


     - we have sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the redemption date, the aggregate redemption price and have reserved funds or availability for payment of the total redemption price.

     We may deliver a notice of redemption without complying with these two conditions if we irrevocably deposit funds sufficient to pay the total redemption price for the offered preferred stock to be redeemed, as described under "-- Deposit of Funds" on page 22, before or at the same time we deliver the notice of redemption.


     Prior to any redemption date, other than in a mandatory redemption, we will take all measures reasonably requested by TPG Partners II or its affiliates to facilitate their sale or other disposition of the offered preferred stock to be redeemed before the redemption date, including:

     - participation in due diligence sessions and provision of information about our management, business and financial condition;

     - preparation of offering memoranda, private placement memoranda and other similar documents; and

     - preparation and delivery of other certificates or documents that TPG Partners II or any of its affiliates reasonably requests.

  CHANGE OF CONTROL REDEMPTION PROCEDURES


     We are required to send notice of any change of control to the holders of record of the outstanding shares of offered preferred stock not more than five days following a change of control. This notice will describe the transaction constituting the change of control and will set forth:


     - each holder's right to require us to redeem any or all shares of offered preferred stock held by him or her out of legally available funds;

     - the redemption date, which will not be more than 30 days from the date of the notice of the change of control; and


     - the procedures to be followed by holders in exercising his or her right to have his or her shares of offered preferred stock redeemed.



     If more than 50 holders or groups of affiliated holders own shares of a series of offered preferred stock and if that series of offered preferred stock is listed on any national securities exchange or quoted on any national quotation system, we also are required to give notice of a change of control by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following the change of control. Our failure to give a notice of a change of control, or the formal insufficiency of any notice, will not prejudice the rights of holders of offered preferred stock to have us redeem their shares.



     If a holder of offered preferred stock elects to require us to redeem any or all of its shares of offered preferred stock following a change of control, the holder must deliver a written notice to us, in the form specified by us if we did in fact give notice of a change of control as required, stating that the holder wants us to redeem the shares it holds, and specifying the number of shares to be redeemed. This notice must be delivered prior to the redemption date set forth in the notice of a change of control, or, if the notice of a change of control is not given, at any time following the last day we were required to give the notice of a change of control. If we do not give the required notice, the redemption date for any holder that elects to redeem shares of offered preferred stock will be the date that is the later of (x) 30 days following the last day we were required to give the notice of change of control and (y) 15 days following the delivery of a notice of election by that holder. If 50 or fewer holders or groups of affiliated holders own all of the shares of a series of the offered preferred stock, the holders or groups of holders of that series may deliver a notice or an election to redeem at any time within 90 days following the occurrence of a change of control without awaiting receipt of a notice of a change of control or the expiration of the time allowed for the delivery of a notice of a change of control. We will redeem the shares of offered preferred stock so specified on the redemption date fixed by us or as provided in the preceding sentence.


     We are required to comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the shares of the offered preferred stock as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the redemption procedures described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations to the holders of offered preferred stock.

  DEPOSIT OF FUNDS


     On or prior to any redemption date, we are required to deposit with our transfer agent or other redemption agent, as a trust fund for the benefit of the holders of the shares of the offered preferred stock to be redeemed, an amount of cash that is sufficient to redeem all offered preferred stock to be redeemed. We also are required to provide irrevocable instructions and authority to the transfer agent or other redemption agent to pay the redemption price to those holders whose shares are to be redeemed. This deposit will constitute full payment to the holders, and from and after the date of this deposit, all rights of the holders with respect to the shares of the offered preferred stock that are to be redeemed, except the right to receive the redemption price upon the surrender of their respective certificates, will cease and terminate.


     Dividends will not accumulate on any shares of offered preferred stock after the redemption date for those shares unless we fail to deposit cash sufficient to redeem those shares. If the holders of any shares of offered preferred stock to be redeemed do not claim the cash deposited for redemption within two years after the deposit, the transfer agent or other redemption agent will pay the balance to us. Upon this payment, the transfer agent or other redemption agent will be relieved of all responsibility to holders and the sole right of holders, with respect to shares to be redeemed, will be to receive the redemption price as our general creditors. Any interest accrued on the deposited funds will belong to us and will be paid to us from time to time on demand.

EXCHANGE


     We may exchange the Series D preferred stock for Series D Junior Subordinated Debentures due May 13, 2008 and we may exchange the Series E preferred stock for Series E Junior Subordinated Debentures due May 13, 2008 at any time, in each case to the extent permitted by applicable law, in whole but not in part. Each series of debentures will be issued pursuant to an indenture, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part. We would issue a debenture in principal amount of $1,000 in exchange for each share of the series of offered preferred stock exchanged. The terms of the debentures are described under "Description of the Debentures" beginning on page 28. The exchange may take place on any dividend payment date at our offices or at any other place that our board of directors designates.

     Unless we receive the prior written consent of the holders of all outstanding shares of the series of offered preferred stock to be exchanged, we may not exchange any shares if:


     (a) full cumulative dividends, to the extent payable or deemed payable through the date of exchange, have not been paid or set aside for payment on all outstanding shares of the series of offered preferred stock to be exchanged;



     (b) we have failed to amend our certificate of incorporation pursuant to Delaware law to give holders of the debentures the same power to vote that they had as holders of offered preferred stock; or


     (c) the exchange could result in any materially adverse tax consequence to TPG Partners II or any of its affiliates.


     In order to prevent an exchange of shares of offered preferred stock because it could result in a material adverse tax consequence to TPG Partners II or any of its affiliates, TPG Partners II or one of its affiliates must deliver a written notice to us specifying in reasonable detail the nature of the tax consequence, which must be a tax consequence other than the difference between the tax treatment of distributions on the offered preferred stock and interest payments on the debentures. TPG Partners II or one of its affiliates must deliver that notice by the fifteenth day after it received the notice of exchange. TPG Partners II and its affiliates have agreed not to deliver this notice unless at the time TPG Partners II and its affiliates beneficially own a total of at least 1,000 shares of the series of offered preferred stock to be exchanged. If we receive an objection notice, then we will not exchange the shares of offered preferred stock held by TPG Partners II and its affiliates, and we will mail, within 15 days after receipt of the notice, written notice that we are canceling the proposed exchange of shares of offered preferred stock to each holder of record of shares of offered preferred stock to which we mailed the notice of exchange.



     Before giving notice of our intention to exchange, we will execute and deliver the indenture to a bank or trust company selected by our board of directors and will qualify the trustee under the Trust Indenture Act of 1939.



     We are required to mail written notice of our intention to exchange the offered preferred stock for debentures to each holder of record of shares of the series of offered preferred stock to be exchanged not less than 90 days nor more than 120 days prior to the date fixed for exchange.


     Prior to effecting any exchange, we are required to deliver to each holder of shares of the series of offered preferred stock to be exchanged an opinion of nationally recognized legal counsel which states that:


     (1) the applicable indenture and the debentures to be exchanged have been duly authorized and executed by Oxford and, when delivered by Oxford in exchange for shares of offered preferred stock, will constitute valid and legally binding obligations of Oxford enforceable against Oxford in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;



     (2) the exchange of debentures for the shares of offered preferred stock will not violate the provisions of the applicable certificate of designations that govern an exchange or of the Delaware General Corporation Law; and


     (3) the exchange of the debentures for the shares of offered preferred stock is exempt from the registration requirements of the Securities Act or, if no such exemption is available, that the debentures have been duly registered for exchange under the Securities Act.


     Upon the exchange of a series of offered preferred stock for debentures, the rights of the holders of that series of offered preferred stock as our stockholders will terminate, and the shares of offered preferred stock will no longer be outstanding.


     Before any holder of offered preferred stock will be entitled to receive debentures, a holder must surrender his or her certificates at our office or at any other place that our board of directors may designate, and must state in writing the name or names with addresses in which he or she wishes the certificates for the debentures to be issued. After the surrender of certificates, we will issue and deliver certificates for the debentures to the holder, or to his or her nominee, at our office or other designated place. We will exchange shares of offered preferred stock as of the close of business on the date fixed for exchange as provided above, and the person entitled to receive the debentures issuable upon exchange will be treated for all purposes, including the accrual and payment of interest, as the record holder or holders of debentures as of the close of business on that date.

VOTING RIGHTS


  RIGHTS OF TPG PARTNERS II AND ITS AFFILIATES



     Under the terms of the offered preferred stock, TPG Partners II and its affiliates have certain voting rights as holders of shares of offered preferred stock, which voting rights do not apply to other holders. In particular, only TPG Partners II and its affiliates have the right to vote their shares of offered preferred stock on all matters voted by holders of common stock. In those circumstances, TPG Partners II and its affiliates vote together with the holders of common stock as a single class. These voting rights are not transferable to any subsequent holder of offered preferred stock. If the shares of offered preferred stock are transferred to a person other than TPG Partners II or its affiliates, and TPG Partners II or its affiliates subsequently reacquire those shares, TPG Partners II and its affiliates would not reacquire the right to vote those shares of offered preferred stock with holders of common stock.


     Under the investment agreement, TPG Partners II and its affiliates are permitted to designate members of our board of directors. The number of directors TPG Partners II and its affiliates are permitted to designate at any time is dependent on the number of shares of common stock issued or issuable upon exercise of warrants held by TPG Partners II and its affiliates. In addition to the other voting rights described in this section, if at any time the number of directors on our board of directors designated by TPG Partners II and its affiliates is less than the number they are entitled to designate under the investment agreement, TPG Partners II and its affiliates, voting separately as a single class, are entitled to elect a number of additional directors to our board of directors equal to the deficiency. This right terminates at the time the requisite number of directors on our board of directors are designated by TPG Partners II and its affiliates.

  RIGHTS OF ALL HOLDERS


     All holders of shares of offered preferred stock, including TPG Partners II and its affiliates, have the voting rights described below.


     If:

     (1) dividends payable on either series of offered preferred stock have been in arrears and not paid in full for four consecutive quarterly periods or if dividends on either series of offered preferred stock have been in arrears and not paid in full on May 13, 2000; or

     (2) we fail to satisfy our obligation to redeem shares of either series of offered preferred stock under the relevant certificate of designations,

then the number of directors constituting our board of directors automatically will be increased by two, and the holders of a majority of the outstanding shares of offered preferred stock will have the exclusive right, voting together as a single class, to elect the two additional directors, except under the circumstances described below.

     Under the investment agreement, TPG Partners II and its affiliates are permitted to designate directors to our board of directors. However, TPG Partners II and its affiliates are not permitted to elect and/or designate a total of more than four directors to our board of directors. If at the time holders of offered preferred stock have the right to elect additional directors,

     (1) TPG Partners II and its affiliates together beneficially own a majority of the outstanding shares of offered preferred stock; and

     (2) TPG Partners II and its affiliates are not permitted to elect one or both of the additional directors because of the restrictions described above,

then the holders of offered preferred stock, other than TPG Partners II and its affiliates, will have the right to elect, voting together as a single class, only one additional director.

     Any additional director will continue as a director, and these additional voting rights will continue until:

     (1) we pay all dividends accumulated on the offered preferred stock in full; and

     (2) we satisfy any obligation to redeem the offered preferred stock that has become due, or we set aside all necessary funds for the redemption payment.

Upon the occurrence of these events, any additional director will cease to be a director and the additional voting rights of the holders of offered preferred stock will terminate subject to revesting if any subsequent failure to pay dividends or redeem shares as described above occurs and subject to any rights to elect directors of holders of any other series of our preferred stock.

     The holders of offered preferred stock may exercise their right to elect additional directors at any annual meeting of stockholders, at a special meeting of stockholders held for this purpose, or by the written consent of the holders of the minimum number of shares required to take action. As long as this right to vote continues, and unless this right has been exercised by written consent of the minimum number of shares required to take action, the chairman of our board of directors may call, and upon the written request of holders of record of 20% of the outstanding shares of either the Series D preferred stock or the Series E preferred stock, addressed to our secretary at our principal office, will call a special meeting of the holders of shares entitled to vote as described above. This meeting will be held within 60 days after delivery of a request to the secretary, at the place and upon the notice provided by law and in the by-laws for meetings of stockholders.

     Each director elected as described above will serve until the next annual meeting or until his or her successor is elected and qualified, unless the director's term of office has terminated as described above. If any vacancy occurs among the directors elected as described above, the vacancy may be filled for the unexpired portion of the term by the remaining director or directors elected by the holders entitled to vote for directors as described above, or their successor or successors in office, if any. If the vacancy is not filled within 20 days after it is created or if all of the remaining directors elected by the holders of offered preferred stock as described in this section cease to serve as directors before their term expires, the holders of the shares then outstanding and entitled to vote for the director as described above may elect successors to hold office for the unexpired terms of any vacant directorships. The holders of a majority of the shares entitled to vote for directors as described above will have the right to remove with or without cause at any time and replace any directors that they have elected, by written consent or at a special meeting of the holders entitled to vote for directors as described above.


     We may not take the following actions without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of a series of offered preferred stock, voting separately as a class:


     - authorize, create or issue, or increase the authorized amount of any securities that rank senior or equal to the offered preferred stock for the purpose of receiving dividends or distributions upon the liquidation, dissolution or winding-up of Oxford;

     - authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder at any time on or prior to May 13, 2008, whether or not redemption may occur only upon the occurrence of a specified event;


     - amend, alter or repeal any provision of our certificate of incorporation or our by-laws if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the applicable series of offered preferred stock so as to affect them materially and adversely; or


     - authorize or take any other action if such action alters or changes any of the rights of the applicable series of offered preferred stock in any respect or otherwise would be inconsistent with the provisions of the applicable certificate of designations and the holders of any class or series of our capital stock are entitled to vote on that action.

No consent or vote of the holders of the outstanding shares of offered preferred stock is required:

     - for the creation or issuance by a trust formed at our direction of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000; or

     - to authorize, create or issue, or increase the authorized amount of, any class or series of securities that rank junior to the offered preferred stock, or any security convertible into a stock of any class or series of securities that rank junior to the offered preferred stock, except to the extent such action would violate the relevant certificate of designations.


RESTRICTIONS ON DIVIDENDS


     As long as any shares of offered preferred stock are outstanding, our board of directors:


     - may not declare, and we may not pay or set apart for payment, any dividend on any securities that rank junior to the offered preferred stock;


     - may not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any securities that rank junior or equal to the offered preferred stock or any warrants, rights or options exercisable for or convertible into any securities that rank junior or equal to the offered preferred stock, other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any securities that rank junior or equal to the offered preferred stock;

     - may not make any distribution in respect of the securities that rank junior to the offered preferred stock, either directly or indirectly, and whether in cash, obligations, shares or other property, other than distributions or dividends in securities that rank junior to the offered preferred stock to the holders of securities that rank junior to the offered preferred stock; and


     - may not permit any corporation or other entities directly or indirectly controlled by us to purchase or redeem any securities that rank junior or equal to the offered preferred stock or any warrants, rights, calls or options exercisable for or convertible into any securities that rank junior or equal to the offered preferred stock, other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any securities that rank junior or equal to the offered preferred stock;


unless before or at the same time we take action, all accumulated and unpaid dividends on shares of offered preferred stock not paid on the applicable dates, including arrearages and accumulated dividends, have been paid.

     When dividends are not paid in full upon the offered preferred stock, all dividends declared on the offered preferred stock and any other series of securities that ranks equally with the offered preferred stock, with respect to dividends, will be declared and paid pro rata so that the amount of dividends declared and paid will bear to each other the same ratio that accumulated dividends, including interest accrued in respect of such accumulated dividends, on the shares of offered preferred stock and those other securities bear to each other.

     The following actions are not prohibited by the restrictions described above:

     (1) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value of shares of offered preferred stock or any security that ranks equal to the offered preferred stock with respect to dividends or of any shares of preferred securities of a trust as referred to above; or

     (2) the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by us of any securities that rank junior to the offered preferred stock with respect to dividends in accordance with any obligation in existence at the time of original issuance of the offered preferred stock.

NO INCONSISTENT OBLIGATIONS

     We are not permitted to enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, our performance of our obligations with respect to the offered preferred stock.

USE OF THE OFFERED PREFERRED STOCK FOR EXERCISE OF WARRANTS


     Shares of offered preferred stock may be used as consideration for exercise of the Series A warrants and the Series B warrants. For limitations on the ability to use shares of offered preferred stock in this manner, see "Description of the Warrants -- Limitations on Use of the Offered Preferred Stock for Exercise of Warrants" beginning on page 45.

                         DESCRIPTION OF THE DEBENTURES



     We may exchange the shares of Series D preferred stock, in whole but not in part, for Series D Junior Subordinated Debentures due May 13, 2008, and we may exchange the shares of Series E preferred stock, in whole but not in part, for Series E Junior Subordinated Debentures due May 13, 2008. We sometimes refer to the Series D Junior Subordinated Debentures due May 13, 2008 as the "Series D debentures," the Series E Junior Subordinated Debentures due May 13, 2008 as the "Series E debentures" and, together, as the "debentures."



     We may exchange offered preferred stock for debentures only under certain circumstances. For a description of these circumstances, see "Description of the Offered Preferred Stock -- Exchange" beginning on page 22. We will not exchange offered preferred stock for debentures before May 13, 2000.



     If we elect to exchange either series of preferred stock for debentures, we will issue the debentures pursuant to an indenture to be entered into between Oxford and a trustee to be selected by Oxford prior to such exchange, which trustee would qualify at the time of such designation as a trustee under the Trust Indenture Act of 1939. The following summarizes certain terms and provisions of the Series D debentures and the Series E debentures. This summary is not complete and is subject to, and qualified in its entirety by reference to, applicable Delaware and New York law, the Trust Indenture Act of 1939 and the provisions of our certificate of incorporation, our by-laws and the indentures for each series of debentures. The form of indenture for each series of debentures, which indentures are governed by the Trust Indenture Act of 1939, and the debentures are exhibits to the registration statement of which this prospectus is a part.



PRINCIPAL, MATURITY AND INTEREST



     Upon an exchange of a series of offered preferred stock for debentures, the holders of the outstanding shares of the series of offered preferred stock to be exchanged will be entitled to receive debentures with a principal amount equal to $1,000 in exchange for each share of offered preferred stock exchanged.



     Each of the Series D debentures and the Series E debentures will mature on May 13, 2008.



     We will be required to pay interest to holders of the Series D debentures and Series E debentures in the following amounts and manner:



                                       SERIES D DEBENTURES                SERIES E DEBENTURES
                                       -------------------                -------------------
Interest Rate                    Series D debentures will bear      Series E debentures will bear
                                 an interest rate of 5.129810%      an interest rate of 14% per
                                 per year.                          year.
Interest Payment Dates           We will be required to pay         We will be required to pay
                                 interest in equal quarterly        interest in equal quarterly
                                 installments on the last day of    installments on the last day of
                                 March, June, September and         March, June, September and
                                 December of each year.             December of each year.



FORM OF DEBENTURES



     We expect to issue the debentures as one or more global debentures. The Depository Trust Company is expected to be the depositary. See "Book-Entry; Delivery and Form" beginning on page 42 for a description of the procedures of the depositary.

REDEMPTION



  OPTIONAL REDEMPTION



     On and after May 13, 2003, we have the right to redeem all the outstanding debentures of a series, in whole but not in part, at the price and in accordance with the procedures described below.



  CHANGE OF CONTROL REDEMPTION



     If a "change of control" occurs, then holders of the debentures may require us to redeem any or all of their debentures at the price and in accordance with the procedures described below.



     We are subject to obligations and various restrictive covenants that may limit our ability to redeem the debentures upon a change of control. These factors are discussed in "Description of Term Loan and Senior Notes" beginning on page 62 of this prospectus. If we are required to redeem debentures and we fail to pay the redemption price on the redemption date, we will not be released from our obligation to pay the redemption price, and interest will accrue on the missed payment.



     For the definition of "change of control," see "Description of the Offered Preferred Stock -- Change of Control Redemption" beginning on page 18.



  REDEMPTION PRICE



     Upon an optional redemption by us or a redemption upon a change of control, we will pay the redemption price of the debentures to be redeemed in cash in an amount per debenture equal to the sum of:



     (1) 100% of the principal amount of the debenture to be redeemed, plus



     (2) accrued and unpaid interest on the debenture to the redemption date.



  OPTIONAL REDEMPTION PROCEDURES



     If we redeem a series of debentures, we are required to send notice of the redemption, including the redemption date, to the holders of record of the debentures to be redeemed by first class mail, postage prepaid, at each holder's address as it appears in the debenture register. We are required to send the notice not more than 120 days nor fewer than 90 days before the date fixed for redemption. If we irrevocably deposit funds sufficient to pay the aggregate redemption price for the debentures to be redeemed, as described on page 31 under "-- Deposit of Funds," at the same time or prior to the delivery of a notice of redemption, then we are required to send the notice of redemption not more than 120 days nor fewer than 30 days before the fixed redemption date. However, if requested by TPG Partners II or any of its affiliates, we must delay the fixed redemption date for a period of no more than 30 days if:



     - the notice of redemption is delivered less than 60 days before the redemption date; and



     - as of the date of the notice of redemption, TPG Partners II or any of its affiliates beneficially owns debentures of the series to be redeemed and has used its reasonable best efforts to complete a sale of some or all of its debentures to be redeemed prior to the stated redemption date but has not completed the sale.

We are required to notify the holders of the debentures to be redeemed about this delay within five days of receiving the request from TPG Partners II or its affiliates. We may not delay the redemption date in this manner more than once.



     On or after the redemption date, each holder of the debentures called for redemption will be required to surrender the debentures to us at the place designated in the notice, and will be entitled to receive payment of the redemption price when they surrender their debentures. From and after the redemption date, all interest on debentures that have been redeemed will cease to accrue and all rights of the holders as holders of debentures will cease and terminate, except to the extent we default in a payment on the redemption date.



     As long as TPG Partners II or its affiliates hold debentures, we may not deliver a notice of redemption with respect to that series of debentures unless:



     - our unsecured debt is rated Baa or better by Moody's Investors Service, Inc. or BBB or better by Standard & Poor's Ratings Group; or



     - we have sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the redemption date, the aggregate redemption price, and we have reserved such funds or availability for the payment of the aggregate redemption price.



We may deliver a notice of redemption without complying with these two conditions if we irrevocably deposit funds sufficient to pay the total redemption price for the series of debentures to be redeemed, as described under "-- Deposit of Funds" on page 31 before or at the same time we deliver the notice of redemption.



     Prior to any redemption date, we will take all measures reasonably requested by TPG Partners II to facilitate a sale or other disposition of the debentures to be redeemed by TPG Partners II or its affiliates before the redemption date, including, without limitation:



     - participation in due diligence sessions and provision of information about our management, business and financial condition;



     - preparation of offering memoranda, private placement memoranda and other similar documents; and



     - preparation and delivery of the other certificates or documents that TPG Partners II reasonably requests.



  CHANGE OF CONTROL REDEMPTION PROCEDURES



     We are required to send a notice of any change of control to the holders of debentures to be redeemed not more than five days following a change of control. This notice will describe the transaction constituting such change of control and will set forth:



     - each holder's right to require us to redeem any or all debentures it holds or any portion thereof;



     - the redemption date, which will not be more than 30 days from the date of the notice of the change of control; and



     - the procedures to be followed by a holder in exercising its right to have its debentures redeemed.



     If more than 50 holders or groups of affiliated holders own debentures of a series and if that series of debentures is listed on any national securities exchange or quoted on any national quotation system, we also are required to give notice of a change of control by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following the change of control, and to mail a similar notice to holders at the same time. Our failure to give a notice of a change of control, or the formal insufficiency of any notice of a change of control, will not prejudice the rights of holders of debentures to cause us to redeem their debentures.



     If a holder of debentures elects to require us to redeem any or all of the debentures it holds following a change of control, the holder must deliver a written notice to us, in the form specified by us, if we did in fact give notice of a change of control as required, stating that the holder wants us to redeem the debentures it holds and specifying the debentures or portions of debentures to be redeemed. This notice must be delivered prior to the redemption date set forth in the notice of a change of control or, if the notice of a change of control is not given as required, at any time following the last day we were required to give the notice of a change of control. If we do not give the required notice, the redemption date for any holder that elects to redeem debentures will be the date that is the later of (x) 30 days following the last day we were required to give the notice of change of control and (y) 15 days following the delivery of a notice of election to require us to redeem the debentures it holds by that holder. If 50 or fewer holders or groups of affiliated holders own all of the debentures of a series, the holders or groups of affiliated holders may deliver a notice of an election to redeem the debentures it holds at any time within 90 days following the occurrence of a change of control without awaiting receipt of a notice of a change of control or the expiration of the time allowed for the delivery of a notice of a change of control. We will redeem the debentures or portions of debentures on the redemption date fixed by us or as provided in the preceding sentence.



     We are required to comply with the requirements of Rules 13e-4 and 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the debentures as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the redemption procedures described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations to the holders of debentures.



  DEPOSIT OF FUNDS



     On or before the relevant redemption date, we are required to deposit with the trustee or with a paying agent, which may be Oxford, as a trust fund for the benefit of the holders of the debentures to be redeemed, an amount of cash that is sufficient to pay the redemption price of all debentures to be redeemed. If we or any of our subsidiaries or affiliates acts as paying agent, we will segregate and hold in a separate trust fund for the benefit of the holders of debentures all money held by us as paying agent. We also are required to provide irrevocable instructions and authority to the trustee or the paying agent to pay the redemption price to those holders whose debentures are to be redeemed upon surrender of the debentures. This deposit will be deemed to constitute full payment of the debentures to be redeemed, and from and after the date of the deposit, all rights of the holders of debentures that are to be redeemed, except the right to receive the redemption price upon the surrender of their respective debentures, will cease and terminate.



     Interest will not accrue on any debentures to be redeemed after the redemption date unless we fail to deposit cash sufficient to redeem those debentures. If the holders of any debentures to be redeemed do not claim the cash deposited for redemption within two years after the deposit, the trustee or the paying agent will pay the balance so deposited to us, or if held by us or any of our subsidiaries or affiliates, the balance shall be discharged from the trust. Upon this payment, the trustee or the paying agent will be relieved of all responsibility to holders, or if we or any of our affiliates act as paying agent, we will be relieved of all responsibility as trustee of the cash, and the sole right of holders of debentures, with respect to debentures to be redeemed, will be to receive the redemption price as our general creditors. Any interest accrued on the deposited funds will belong to us and will be paid to us from time to time on demand.



RESTRICTIONS ON DIVIDENDS



     As long as any debentures are outstanding, we:



     - may not pay or set apart for payment any dividend on any Oxford capital stock;



     - may not make any payment on account of, or set apart for payment money for a sinking fund for, the repurchase, redemption or other retirement of, any Oxford capital stock or any warrants, rights or options exercisable for or convertible into any Oxford capital stock, other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any Oxford capital stock;



     - may not make any distribution in respect of Oxford capital stock, either directly or indirectly, and whether in cash, obligations, shares or other property, other than distributions or dividends in capital stock to the holders of capital stock; and



     - may not permit any corporation or other entities directly or indirectly controlled by us to purchase or redeem any Oxford capital stock or any warrants, rights, calls or options exercisable for or convertible into any Oxford capital stock, other than the repurchase, redemption or other retirement of debt securities that are convertible into or exchangeable for any Oxford capital stock, unless before or at the same time we take action, all interest that has become due and payable on the debentures has been paid.



     The acquisition, repurchase, exchange, conversion, redemption or other retirement for value by Oxford of a series of debentures in accordance with the applicable indenture or of any shares of preferred securities of a trust as referred to under "-- Voting Rights -- Rights of All Holders" beginning on page 36 is not prohibited by the restrictions described above.



EVENTS OF DEFAULT



     Set forth below are events of default with respect to debentures of either series under the applicable indenture:



     (a) we do not pay the principal of any debenture of that series of debentures when due (upon maturity, required redemption or otherwise);



     (b) we fail to perform or we breach any other covenant or agreement under the applicable indenture or under the debentures of that series (other than referred to in (a) above) and such default or breach continues for 60 days after we receive written notice of the default from the trustee or holders of at least 25% in aggregate principal amount of outstanding debentures of that series; or



     (c) certain events of bankruptcy, insolvency or reorganization affecting us occur.

     Within 30 days after the occurrence of a default or an event of default, we will deliver to the trustee a written notice of a default or an event of default referred to in (b) or (c) above, the status of the default or event of default and what action we are taking or propose to take. The indentures require the trustee to provide the holders of the debentures with notice of an event of default within 30 days after it is known to the trustee or written notice of it is received by the trustee, unless the event of default is cured or waived. Except in the case of a default or event of default in payment of principal or interest on any debenture, the trustee is not required to provide the holders of debentures with notice of an event of default if the trustee determines in good faith that withholding the notice is in the interests of the holders of the debentures.



     If an event of default (other than an event of default described in clause
(c) above) occurs and is continuing with respect to the debentures of a series outstanding, either the trustee by written notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debentures of that series by written notice to us and the trustee, may, and the trustee at the request of the holders will, declare the principal of and accrued and unpaid interest on all debentures of that series to be due and payable. However, the holders of a majority in aggregate principal amount of outstanding debentures of that series, by written notice to the trustee, may rescind and annul such acceleration and its consequences if the recission would not conflict with any judgment or decree and if all existing events of default, other than the non-payment of accelerated principal or interest, have been cured or waived.



     If an event of default specified in clause (c) above occurs with respect to the debentures of a series outstanding, the outstanding debentures of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders.



     In general, subject to certain rights of the trustee, TPG Partners II and its affiliates, so long as they own at least 20% of the aggregate principal amount of outstanding debentures, or the holders of not less than a majority in aggregate principal amount of the outstanding debentures of any series, by their consent, may waive by written notice to the trustee an existing default or event of default, except a default in the payment of principal or interest on any debentures of that series. However, a waiver by TPG Partners II and its affiliates of an existing default or event of default will not be effective if holders of a majority of the aggregate principal amount of outstanding debentures:



     (1) have delivered to us written notice of a default specified in clause
         (b) above;



     (2) have declared the principal of and accrued but unpaid interest on all debentures to be due and payable by virtue of the event of default; or



     (3) give written notice to the trustee that the holders do not consent to the waiver of the default or event of default and its consequences.



     Subject to the right of the trustee to be indemnified by holders of debentures, the holders of a majority in aggregate principal amount of the outstanding debentures of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the debentures of that series.



     No holder of any debenture of a series will have the right to pursue any remedy with respect to the indenture or debentures, unless:



     (1) the holder gives to the trustee written notice stating that an event of default with respect to the debentures of that series is continuing;

     (2) holders of at least 25% in aggregate principal amount of the outstanding debentures of that series, or TPG Partners II and its affiliates, so long as TPG Partners II and its affiliates own at least 20% of the aggregate principal amount of outstanding debentures of that series, make a written request to the trustee to pursue the remedy;



     (3) such holder or holders offer to the trustee reasonable security or indemnity against any loss, liability or expense;



     (4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and



     (5) the holders of a majority of the aggregate principal amount of outstanding debentures of that series, or TPG Partners II and its affiliates, so long as TPG Partners II and its affiliates own at least 20% of the aggregate principal amount of outstanding debentures of that series, do not give the trustee a direction that, in the opinion of the trustee, is inconsistent with such request during the 60-day period. Any direction given by TPG Partners II and its affiliates will be disregarded, for purposes of this clause (5), if:



        (a) the request was made by holders of a majority of the aggregate principal amount of outstanding debentures; or



        (b) such holders give the trustee a direction that, in the opinion of the trustee, is inconsistent with such direction given by TPG Partners II and its affiliates.



However, such limitations may not impair or affect the right of a holder to receive payment of principal of or interest on debentures held by such holder, on or after the respective due dates (or, in the case of redemption, on the redemption date) expressed in the debenture, or to bring suit for the enforcement of any such payment, without the consent of the holder.



     We will be required to furnish to the trustee, within 90 days after the end of each fiscal year, a statement as to the knowledge of any default or event of default. If a default or event of default has occurred, we will describe the default or event of default, the status of it and what action we are taking or propose to take. We will furnish evidence to the trustee, as required by the Trust Indenture Act of 1939, that we are in compliance with the indenture and the debentures.



AMENDMENTS AND SUPPLEMENTS



     We may amend or supplement the indenture applicable to a series of debentures with the written consent of the holders of a majority of the aggregate principal amount of the outstanding debentures of that series. However, no amendment or supplement may, without the consent of the holders of each outstanding debenture of that series affected:



     (a) reduce the percentage in principal amount of the outstanding debentures of that series whose holders must consent to an amendment, supplement or waiver;



     (b) reduce the rate of or change or have the effect of changing the time for payment of interest on any debentures of that series;



     (c) reduce the principal of or change or have the effect of changing the fixed maturity of any debentures of that series, or change the date on which any such debentures may be subject to redemption, or reduce the redemption price therefor;

     (d) make any debentures of that series payable in money other than that stated in the debentures;



     (e) make any change in provisions of the applicable indenture entitling a holder to receive payment of principal and interest on such debentures on or after the due date or to bring suit to enforce such payment, or permitting the holders of a majority of the aggregate principal amount of outstanding debentures of that series to waive defaults or events of default; or



     (f) modify, in a manner that would adversely affect the interests of the holders of debentures of that series in any material respect, the obligations of Oxford to repurchase the debentures of that series upon a change of control.



     We may also amend the indenture applicable to a series of debentures without notice to or the consent of any holder of debentures:



     (a) to cure any ambiguity or inconsistency;



     (b) to comply with the provisions of the applicable indenture in respect of the assumption by a successor of our obligations under the applicable indenture;



     (c) to provide for uncertificated debentures in addition to or in place of certificated debentures;



     (d) to add guarantees with respect to that series of debentures or to secure the debentures;



     (e) to add to our covenants in the indenture for the benefit of the holders of that series of debentures or to surrender any right or power conferred on us in the applicable indenture; or



     (f) to comply with any requirements of the Securities and Exchange Commission in connection with qualifying the applicable indenture under the Trust Indenture Act of 1939 or to provide for the succession of a successor trustee;



so long as any such change does not adversely affect the rights of any holder in any material respect.



SATISFACTION AND DISCHARGE OF THE INDENTURE



     The indenture applicable to a series of debentures will be satisfied and discharged and will cease to be of further effect as to all outstanding debentures of that series, except as to surviving rights of registration of transfer or exchange of that series of debentures and except as to compensation and indemnity to the trustee under the applicable indenture, when:



     (a) either:



          (1) all debentures of that series (except lost, stolen or destroyed debentures which have been replaced or paid, and debentures for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or



          (2) all debentures of that series not delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debentures of that series not delivered to the trustee for cancellation, for principal and interest on the debentures of that series to the date of deposit together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof;



     (b) no default or event of default with respect to the applicable indenture or the debentures of that series has occurred and is continuing on the date of deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;



     (c) we have paid all other sums payable by us under the applicable indenture and the debentures of that series; and



     (d) we have delivered to the trustee an officer's certificate and an opinion of counsel as required by the applicable indenture.



VOTING RIGHTS



  RIGHTS OF TPG PARTNERS II AND ITS AFFILIATES



     Under the terms of the applicable indentures, TPG Partners II and its affiliates have certain voting rights as holders of a series of debentures, which voting rights do not apply to other holders. In particular, only TPG Partners II and its affiliates have the right to vote their debentures of that series on all matters voted on by holders of common stock. In those circumstances, TPG Partners II and its affiliates vote together with the holders of common stock (and any offered preferred stock entitled to vote) as a single class. These voting rights:



     (1) apply to debentures issued to TPG Partners II or any of its affiliates in exchange for shares of a series of offered preferred stock that had similar voting rights; and



     (2) are not transferable to any subsequent holder of debentures.



If the debentures are transferred to a person other than TPG Partners II or its affiliates, and TPG Partners II or its affiliates subsequently reacquire those debentures, TPG Partners II or its affiliates would not reacquire the right to vote those debentures with holders of common stock.



     Under the investment agreement, TPG Partners II and its affiliates are permitted to designate members of our board of directors. See "Description of the Offered Preferred Stock -- Voting Rights -- Rights of TPG Partners II and Its Affiliates" on page 24 for a description of this right to designate directors.



  RIGHTS OF ALL HOLDERS



     All holders of debentures, including TPG Partners II and its affiliates, have the voting rights described below.



     If:



     (1) interest due and payable on either series of debentures has not been paid in full (or, if one series of offered preferred stock has not been exchanged for debentures, the dividends payable on that series of offered preferred stock have been in arrears and not paid in full) for four consecutive quarterly periods; or



     (2) we fail to satisfy our obligation to redeem or repay the principal of either series of debentures under the applicable indenture (or, if one series of offered preferred stock has not been exchanged for debentures, we have failed to satisfy our obligation to redeem shares of that series of offered preferred stock pursuant to its certificate of designations);



then the number of directors constituting our board of directors automatically will be increased by two, and the holders of both series of debentures representing at least a majority of the aggregate principal amount of outstanding debentures will have the exclusive right, voting together as a single class, to elect the two additional directors, except under the circumstances described below. If the shares of one series of offered preferred stock have not been exchanged for debentures, then the holders of the shares of that series of offered preferred stock will vote together with the holders of debentures as a single class, and, for the purposes of determining a majority of the aggregate principal amount of debentures and the series of offered preferred stock that was not exchanged, one share of the series of offered preferred stock will be deemed to be equal to a principal amount of $1,000.



     Under the investment agreement, TPG Partners II and its affiliates are permitted to designate directors to our board of directors. However, TPG Partners II and its affiliates are not permitted to elect and/or designate a total of more than four directors to our board of directors. If at the time holders of debentures or, if applicable, the holders of shares of a series of offered preferred stock that has not been exchanged for debentures, have the right to elect additional directors:



     (1) TPG Partners II and its affiliates together beneficially own debentures representing a majority of the aggregate principal amount of outstanding debentures of both series (or, if the shares of one series of offered preferred stock have not been exchanged for debentures, TPG Partners II and its affiliates together beneficially own a majority of the aggregate principal amount of the debentures and that series of offered preferred stock), taken together as a single class; and



     (2) TPG Partners II and its affiliates are not permitted to elect one or both of the additional directors because of the restrictions described above;



then the holders of debentures (and, if applicable, holders of shares of a series of offered preferred stock that has not been exchanged), other than TPG Partners II and its affiliates, will have the right to elect, voting together as a single class, only one additional director. For the purposes of determining a majority of the aggregate principal amount of debentures and a series of offered preferred stock, if necessary, one share of the series of offered preferred stock that has not been exchanged will be deemed to be equal to a principal amount of $1,000.



     Any additional director elected as described above will continue as a director, and these additional voting rights will continue until:



     (1) we pay all interest due and payable on the debentures of each series and we pay in full all dividends accumulated on the series of offered preferred stock that has not been exchanged; and



     (2) we satisfy any obligation to redeem the debentures or the series of offered preferred stock that has not been exchanged or any obligation to repay the principal that has become due, or we set aside all necessary funds for the redemption payment.



Upon the occurrence of these events, any additional director will cease to be a director and the additional voting rights of the holders of debentures will terminate subject to revesting if any subsequent failure to pay interest or dividends or redeem debentures or shares as described above occurs and subject to any rights to elect directors of holders of any other series of our preferred stock.



     The holders of debentures may exercise their right to elect additional directors at any annual meeting of stockholders, at a special meeting held for this purpose, or by the written consent of the holders of the minimum principal amount of debentures required to take action. As long as this right to vote continues, and unless this right has been exercised by written consent of the minimum principal amount of debentures required to take action, the chairman of our board of directors may call, and upon the written request of holders of record of debentures representing 20% of the aggregate principal amount of the outstanding debentures, addressed to our secretary at our principal office, will call, a special meeting of the holders entitled to vote as described above. This meeting will be held within 60 days after delivery of a request to the secretary, at the place and upon the notice provided by law and in the by-laws for meetings of stockholders.



     Each director elected as described above will serve until the next annual meeting or until his or her successor is elected and qualified, unless the director's term of office has terminated as described above. If any vacancy occurs among the directors elected as described above, the vacancy may be filled for the unexpired portion of the term by the remaining director or directors elected by the holders of debentures (and, if applicable, holders of shares of a series of offered preferred stock that has not been exchanged) entitled to vote for directors as described above, or their successor or successors in office, if any. If the vacancy is not filled within 20 days or if all of the remaining directors elected as described in this section cease to serve as directors before their term expires, the holders of debentures (and, if applicable, holders of shares of a series of offered preferred stock that has not been exchanged) entitled to vote for the director as described above may elect successors to hold office for the unexpired terms of any vacant directorships by written consent or at a special meeting. The holders of a majority of debentures (and, if applicable, holders of shares of a series of offered preferred stock that has not been exchanged) entitled to vote for directors as described above will have the right to remove with or without cause at any time and replace any directors that they have elected, by written consent or at a special meeting.



     We may not take the following actions without the consent or vote of the holders of at least a majority of the aggregate principal amount of outstanding debentures of a series, voting separately as a class:



     - authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder of debentures of that series at any time on or prior to May 13, 2008, whether or not thereof only upon the occurrence of a specified event;



     - amend, alter or repeal any provision of our certificate of incorporation or our by-laws if the amendment, alteration or repeal alters or changes the rights of the holders of debentures of that series so as to affect them materially and adversely; or



     - authorize or take any other action if such action alters or changes any of the rights of holders of debentures of that series in any respect or otherwise would be inconsistent with the provisions of the applicable indenture and the holders of any class or series of our capital stock are entitled to vote on that action.



No consent or vote of the holders of debentures is required for the creation or issuance by a trust formed at our direction of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000.

SUBORDINATION



     The indebtedness evidenced by the debentures will be subordinated in right of payment, as described below, to the prior payment in full of all "senior indebtedness," as defined below. Each series of debentures will rank equally with or will be senior to all other indebtedness of Oxford and will rank equally with, and not senior to, each other. Accordingly, upon any payment or distribution of assets to creditors upon a total or partial liquidation or a total or partial dissolution of Oxford or in a winding up or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Oxford or its property:



     (1) holders of senior indebtedness of Oxford will be entitled to receive payment in full of the senior indebtedness before holders of the debentures will be entitled to receive any payment of principal or interest on the debentures; and



     (2) until the senior indebtedness is paid in full, any distribution to which holders of debentures would be entitled will be made to holders of senior indebtedness as their interests may appear, except that holders of debentures may receive:



          (a) securities of a person that are subordinated to the senior indebtedness to at least the same extent as the debentures are subordinated to senior indebtedness and any indebtedness or securities issued in exchange for senior indebtedness, and



          (b) payments and other distributions made from any funds deposited by us pursuant to the applicable indenture.



     In addition, we may not pay the principal of or interest on a series of debentures or make any deposit of money to satisfy and discharge our obligations under the applicable indenture, and we may not repurchase, redeem or otherwise retire any debentures of that series if:



     (1) any senior indebtedness is not paid when due; or



     (2) any other default on the senior indebtedness occurs and the maturity of the senior indebtedness is accelerated in accordance with its terms;



     unless, in either case:



          (a) the default has been cured or waived and such acceleration has been rescinded; or



          (b) such senior indebtedness has been paid in full.



     However, we may pay the debentures without regard to the above restrictions if we and the trustee receive written notice approving the payment from the representative of such senior indebtedness with respect to which either of the events set forth in (1) or (2) above has occurred and is continuing.



     During the continuance of any default (other than a default described in (1) or (2) above) with respect to any senior indebtedness pursuant to which the maturity of the senior indebtedness may be accelerated immediately without further notice (except a notice as may be required to effect such acceleration) or the expiration of any applicable grace period, we may not pay the debentures for a period, which we refer to as the "Payment Blockage Period," commencing upon the receipt by the trustee (with a copy to us) of written notice, which we refer to as a "Blockage Notice," of such default from the representative of the holders of the senior indebtedness specifying an election to effect a

Payment Blockage Period and ending 179 days thereafter. A Payment Blockage Period may end earlier than 179 days:



     (1) if written notice is given to the trustee and us from such person or persons who gave such Blockage Notice;



     (2) if the default giving rise to the Blockage Notice is no longer continuing; or



     (3) if the senior indebtedness has been repaid in full.



     Unless the holders of such senior indebtedness or their representative have accelerated the maturity of such senior indebtedness, we may resume payments on the debentures after such Payment Blockage Period.



     No more than one Payment Blockage Period may be commenced during any 360-day period. Also, no default or event of default with respect to the senior indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period and which initiated such Payment Blockage Period may be or may be made the basis of the commencement of a subsequent Payment Blockage Period by the representative of the senior indebtedness (whether or not within a period of 360 consecutive days), unless such default or event of default is cured or waived for a period of not less than 90 consecutive days.



     By reason of this subordination, in the event of insolvency, our creditors who are not holders of senior indebtedness or holders of debentures may recover less, ratably, than holders of the senior indebtedness and may recover more, ratably, than holders of debentures. A default under any senior indebtedness would not constitute a default under the debentures unless payment of any amount payable under the debentures is blocked by reason of such default.



     "Senior indebtedness," as used in this summary, means:



     (1) our outstanding 11% Senior Notes due 2005;



     (2) any indebtedness now or hereafter issued or incurred by us pursuant to the Term Loan Agreement, dated as of May 13, 1998, among Oxford, as borrower, the Lenders listed therein, as Lenders, DLJ Capital Funding, Inc., as Syndication Agent, and IBJ Schroeder Bank & Trust Company, as Facility Manager; and



     (3) any other indebtedness now or hereafter incurred by us, unless the instrument under which that indebtedness is incurred expressly provides that it is not superior in right of payment to the debentures of that series.



     Senior indebtedness does not include:



     (1) any liability for federal, state, local or other taxes owed or owing by us;



     (2) any indebtedness of us to any of our subsidiaries or other affiliates;



     (3) any trade payables; or



     (4) any debentures of either series.



     Senior indebtedness means, with respect to any guarantor, any guarantee by the guarantor of senior indebtedness.



     As of the date of this prospectus, we had approximately $150 million outstanding under the term loan agreement and $200 million aggregate principal amount of 11% Senior Notes due 2005 outstanding.

     The indentures relating to each series of debentures will not contain restrictions on our ability to incur additional indebtedness.



CERTAIN DEFINITIONS



     Set forth below are certain of the defined terms used in the indentures. You should refer to the indentures for the definition of any other terms in this prospectus for which no definition is provided.



     The term "affiliate" has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.



     The term "indebtedness" means, with respect to any person, whether recourse is to all or a portion of the assets of such person, and whether or not contingent, (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes, guarantees or other similar instruments, (iii) any reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (iv) any obligation of such person issued or assumed as the deferred purchase price of property, assets or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) any interest rate or currency swap or similar hedging agreement and (vi) any capital lease obligation.



     The term "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting stock is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (A) the sole general partner of the managing general partner of which is such person or a subsidiary of such person or (B) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).



NOTICES



     The trustee will cause all notices to the holders of the debentures to be mailed by first class mail, postage prepaid, telecopier or overnight air courier, to the address of each holder as it appears in the debenture register. Any notice so mailed will be conclusively presumed to have been given to the holders of the debentures.



GOVERNING LAW



     The indentures and the debentures will be governed by the laws of the State of New York.



THE TRUSTEE



     Except during the continuance of an event of default, the trustee will perform only such duties and responsibilities as are provided for by the Trust Indenture Act of 1939 or specifically set forth in the applicable indenture. If an event of default has occurred and is continuing, the trustee will exercise the rights and powers vested in it under the applicable indenture and use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. However, the trustee will be under no obligation to exercise any of its rights and powers under the applicable indenture at the request or direction of holders of debentures unless those holders offer the trustee reasonable indemnity or security against loss, liability or expense.



     The applicable indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference in the indenture limit the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate. However, if it acquires any conflicting interest, as defined in the Trust Indenture Act of 1939, it must eliminate the conflict or resign.



                         BOOK-ENTRY; DELIVERY AND FORM



     The debentures initially will be represented by one or more debentures in global form, which we refer to as "global debentures." It is expected that the global debentures will be deposited upon issuance with The Depository Trust Company, New York, New York, which we refer to as DTC, and registered in the name of a nominee of DTC.



THE DEBENTURES



     We expect that pursuant to procedures established by DTC:



     (1) upon the issuance of the global debentures, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the global debentures to the respective accounts of persons who have accounts with such depositary; and



     (2) ownership of beneficial interests in the global debentures will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.



Ownership of beneficial interests in the global debentures will be limited to persons who have accounts with DTC or persons who hold interests through participants.



     So long as DTC or its nominee is the registered owner or holder of the global debentures, DTC or such nominee will be considered the sole owner or holder of the debentures represented by the global debentures for all purposes under the applicable indenture. No beneficial owner of an interest in the global debentures will be able to transfer that interest except in accordance with DTC's procedures.



     Payments of principal and interest due on the debentures will be made to DTC or its nominee as the registered owner. None of Oxford, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debentures or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.



     We expect that DTC or its nominee, upon receipt of any payment of principal or interest due on the debentures, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global debentures as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debentures held through these participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.



     Transfers between participants in DTC will be effected in the ordinary way through DTC's settlement system in accordance with DTC rules and will be settled in same day funds.



     DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the representation of debentures for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global debentures are credited. Further, DTC will take action only as to such portion of the debentures as to which the participant or participants have given such direction. However, if there is an Event of Default under the applicable indenture, DTC will exchange the global debentures for certificated debentures, which it will distribute to its participants.



     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.



     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global debentures among participants of DTC, it is under no obligation to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.



CERTIFICATED SECURITIES



     No global debenture may be exchanged for a debenture registered, and no transfer of a global debenture may be registered, unless:



     (1) the depositary (a) notifies us that it is unwilling or unable to continue as depositary for the global debenture or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we fail to appoint a successor depositary within 90 days;



     (2) we, at our option, notify the trustee in writing that we elect to issue the debentures in certificated form; or



     (3) an event of default or any event which after notice or lapse of time or both would be an event of default with respect to the debentures has occurred and is continuing.



     In all cases, certificated debentures delivered in exchange for any global debenture will be registered in the names as directed by the depositary. An adjustment will be made in the records of the registrar to reflect the decrease in the principal amount of the relevant global debenture.



                          DESCRIPTION OF THE WARRANTS



     The following summarizes certain terms and provisions of the Series A warrants and the Series B warrants. This summary is not complete and is subject to, and qualified in its entirety by reference to, the warrant certificates, applicable Delaware law, the provisions of our certificate of incorporation, our by-laws and the form of warrant agreement pursuant to which the warrants are issued. These documents are filed as exhibits to the registration statement of which this prospectus is a part.


GENERAL


     The selling securityholders initially purchased the Series A warrants and the Series B warrants in a private placement on May 13, 1998. As of the date of this prospectus, 15,800,000 Series A warrants and 6,730,000 Series B warrants were outstanding. The warrant agent for the Series A warrants and the Series B warrants is ChaseMellon Shareholder Services, L.L.C.



     Any warrants sold by selling securityholders under this prospectus will be covered by a warrant agreement between Oxford and ChaseMellon Shareholder Services, L.L.C., as warrant agent. The warrant agent will act solely as an agent of Oxford in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holder of warrants or beneficial owners of warrants. A copy of the form of warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.


EXERCISE

     Each warrant entitles its holder to purchase one share of common stock at an exercise price of $17.75 per share at any time until the expiration of the warrants.

     The exercise price of the warrants was determined by negotiation between us and TPG Partners II and its affiliates and should not be construed as an estimate of the value of our common stock or to imply that the price of our common stock will increase or decrease.


     We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance upon the exercise of the warrants.


     The warrants provide for adjustment of their exercise price and for a change in the number of shares that may be purchased upon exercise to protect holders against dilution in the event of a stock dividend, stock split or reverse split, upon issuance of shares of common stock at prices lower than the market price of the common stock, upon distribution of a special dividend, or upon a tender or exchange offer. The warrants also provide for adjustments to the exercise price and number of shares that may be purchased upon exercise in the event of a merger, consolidation, recapitalization or other transaction that results in the conversion of our common stock into the right to receive other securities, property or cash.

EXPIRATION OF WARRANTS

     The Series A warrants expire on the earlier of:

     - May 13, 2008; and

     - the redemption of all of the Series D preferred stock, which we can do only after May 13, 2003.


     The Series B warrants expire on the earlier of:


     - May 13, 2008; and

     - the redemption of all of the Series E preferred stock, which we can do only after May 13, 2003.

PROCEDURES FOR EXERCISE

     You may exercise a warrant by surrendering the warrant certificate on or before its expiration date, with the form of "Election to Exercise" on the reverse side of the warrant certificate completed and executed, accompanied by payment of the full exercise price for the number of shares for which the warrant is being exercised.

     You may make payment of the exercise price:

     - in cash;

     - by certified or official bank check;

     - by an exchange with us of a number of shares of offered preferred stock having a total stated value plus accumulated and unpaid dividends equal to the total exercise price (for limitations on the ability to use the offered preferred stock in this manner, see below under "-- Limitations on Use of the Offered Preferred Stock for Exercise of Warrants");


     - by an exchange with us of a principal amount of debentures having an aggregate principal amount plus accrued and unpaid interest equal to the total exercise price;



     - by an exchange with us of outstanding warrants, other than the warrants being exercised, having an aggregate value equal to the aggregate exercise price, which value per warrant will be determined by subtracting the exercise price of the warrant being exchanged from the average closing price of our common stock for the 10 trading days ending on the trading day before the day the exercise occurs; or


     - by any combination of the above.


     Upon the surrender of the warrant certificate and payment of the exercise price, we will promptly issue and cause to be delivered the appropriate number of shares of common stock to the holder, or to the persons designated by the holder in writing. If you exercise fewer than all of the warrants represented by a certificate, we will issue a new certificate for the remaining number of warrants.


LIMITATIONS ON USE OF THE OFFERED PREFERRED STOCK FOR EXERCISE OF WARRANTS


     Holders of warrants may use shares of offered preferred stock as consideration for the exercise of the warrants. However, before May 13, 2000, holders of warrants may not use shares of Series D preferred stock as consideration for the exercise of warrants unless they use a percentage of the total number of shares of the Series D preferred stock issued by us on February 13, 1999 that does not exceed the percentage of the total number of shares of Series E preferred stock issued by us on February 13, 1999 that have been:

     - redeemed by us;

     - repurchased by us as a result of a change of control or otherwise;

     - used as consideration in connection with the exercise of the warrants; or

     - otherwise retired by us.

NO FRACTIONAL SHARES


     We are not required to issue fractional shares of common stock. If any fractional share would be issuable upon the exercise of a warrant, instead of issuing the fractional share, we will pay the holder an amount in cash equal to the market value of the fractional share.


NO RIGHTS AS A STOCKHOLDER

     Holders of warrants do not have rights as stockholders of Oxford. For instance, they do not have the right to vote, to receive dividends or to receive notices of stockholder meetings.

OTHER

     The holders of warrants have the opportunity to profit from a rise in the market value of the common stock, with a resulting dilution in the interest of all other stockholders. As a result, so long as the warrants are outstanding, the terms on which we can obtain additional capital may be adversely affected. We expect the holders of the warrants to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided for by the warrants.

                         REGISTRATION RIGHTS AGREEMENT


     The following summarizes certain provisions of the registration rights agreement, dated as of February 23, 1998, between Oxford and TPG Partners II, one of the selling securityholders. This summary is not complete and is subject to, and qualified in its entirety by reference to, the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.



     We are a party to a registration rights agreement with TPG Partners II, one of the selling securityholders. Under the registration rights agreement, we have agreed to use our reasonable best efforts to keep effective a shelf registration statement at our expense, covering offers and sales of the offered preferred stock, any debentures issued in exchange for the offered preferred stock, the warrants and the common stock issuable upon exercise of the warrants. We sometimes refer to the securities covered by the registration rights agreement as the "registrable securities." We filed the shelf registration statement of which this prospectus is a part with the SEC to comply with our obligations under the registration rights agreement. Under the registration rights agreement, we are required to keep the shelf registration statement effective until 10 years after the date it is declared effective or, if earlier, the date that all registrable securities have been sold under the shelf registration statement or on which TPG Partners II and its affiliates are no longer entitled to board representation under the investment agreement and are permitted to sell their registrable securities without registration pursuant to Rule 144(k) under the Securities Act.

     We will provide each holder of the registrable securities with copies of this prospectus, notify each holder when the shelf registration statement has been declared effective and take other actions described in the registration rights agreement as are required to permit unrestricted sales of the registrable securities. A holder that sells registrable securities under the shelf registration statement is required to be named as a selling securityholder in this prospectus and to deliver this prospectus to purchasers. Those holders also will be subject to certain civil liability provisions under the Securities Act in connection with these sales and are bound by the provisions of the registration rights agreement, including certain indemnification obligations.



     If we file a registration statement under the Securities Act for an underwritten offering of our securities for our own account or for the account of holders, or if we offer securities convertible into or exchangeable for any of our equity securities, the holders of registrable securities have agreed, if requested, not to publicly sell or distribute any securities that are the same as or similar to those being registered by us in connection with their sale, or any securities convertible or exchangeable or exercisable for any such securities, during the period beginning seven days before and ending no more than 90 days after the effective date of the registration statement filed by us.



     We have agreed, in the case of an underwritten offering of registrable securities, if requested, not to effect any public sale or distribution of any securities the same as or similar to those registrable securities being sold in the underwritten offering, or any securities convertible into or exchangeable or exercisable for securities that are the same as or similar to those registrable securities being sold, during the period beginning seven days before and ending no more than 90 days after the date of the related underwriting agreement.



     Purchasers of the registrable securities offered by means of this prospectus will not have any rights under the registration rights agreement. Once sold under the registration statement, the registrable securities should be freely tradeable except by purchasers that are our "affiliates" or are "underwriters" of the registrable securities for purposes of the Securities Act.

                                USE OF PROCEEDS


     We will not receive any of the proceeds from any sale of the shares of offered preferred stock, the debentures issuable in exchange for offered preferred stock or the warrants. All of the proceeds from the sale will be received by the selling securityholders. The proceeds from the original sale of the warrants and the securities that were exchanged for the offered preferred stock on May 13, 1998 were utilized, in part, to retire outstanding bridge notes, to make capital contributions to regulated subsidiaries and to pay fees and expenses approximating $39 million related to the sale of the warrants and the securities that were exchanged for the offered preferred stock. We have used and will use the balance for subsidiary capital contributions, as necessary, and for general corporate purposes, or as otherwise described in a prospectus supplement.



     We will receive proceeds upon exercise of the Series A warrants and the Series B warrants. In the event that all of the outstanding Series A warrants to purchase 15,800,000 shares of our common stock and outstanding Series B warrants to purchase 6,730,000 shares of our common stock are exercised, we would receive proceeds of approximately $399,907,500, excluding the expenses related to the resale of the warrants under this prospectus. The exercise price of the Series A warrants and the Series B warrants was determined by negotiation between us and TPG Partners II and its affiliates based on the trading range of our common stock during the negotiations.



                                                 WARRANT
                                                 EXERCISE    PROCEEDS TO
                                                  PRICE       COMPANY(1)
                                                 --------    ------------
Per Series A Warrant...........................   $17.75     $280,450,000
Per Series B Warrant...........................    17.75      119,457,500
                                                             ------------
          Total................................              $399,907,500
                                                             ============


-------------------------


(1) Assumes the exercise of all outstanding Series A warrants and Series B warrants. As of the date of this prospectus, no warrants have been exercised.


     Selling securityholders holding warrants are not obligated to exercise their warrants. We cannot be certain that holders of the warrants will choose to exercise all or any of their warrants.

     We intend to use the net proceeds received upon exercise of the warrants, if any, for future capital contributions to our regulated subsidiaries, as necessary, for repayment of debt and for general corporate purposes, or as otherwise described in a prospectus supplement.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following describes the principal United States federal income tax consequences of owning shares of offered preferred stock, warrants, shares of common stock issuable upon exercise of the warrants, which we refer to as the "warrant stock," and the junior subordinated debentures that you would receive if we elected to exchange the offered preferred stock for debentures. It is the opinion of Sullivan & Cromwell, our counsel. It applies to you only if you are holding shares of offered preferred stock, warrants, shares of warrant stock and the debentures as capital assets and you purchased shares of offered preferred stock, warrants or shares of warrant stock in the offering at the offering price. This discussion does not apply to you if you are a member of a class of holders subject to special rules such as:


     - a dealer in securities or currencies,

     - a trader in securities that elects to mark to market,

     - a bank,

     - a tax-exempt organization,

     - a life insurance company,

     - a person that holds shares of offered preferred stock, warrants, shares of warrant stock or the debentures as a hedge, or is hedged, against currency or interest rate risks or that are part of a straddle or conversion transaction, or

     - a person whose functional currency is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all of which are subject to change, or changes in interpretation, possibly with retroactive effect.


     When we refer to a "United States holder," we mean a beneficial owner of shares of offered preferred stock, warrants, shares of warrant stock or debentures that is:


     (1) a citizen or resident of the United States;

     (2) a corporation organized under the laws of the United States or any State;

     (3) an estate the income of which is subject to United States federal income taxation regardless of its source; or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     You are a "non-United States holder" if you are a beneficial owner of shares of offered preferred stock, warrants, shares of warrant stock or debentures and are not a United States holder.

PROSPECTIVE PURCHASERS OF SHARES OF OFFERED PREFERRED STOCK, WARRANTS, SHARES OF WARRANT STOCK OR DEBENTURES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE OWNERSHIP OF SHARES OF OFFERED PREFERRED STOCK, WARRANTS, SHARES OF WARRANT STOCK AND DEBENTURES.

TAXATION OF UNITED STATES HOLDERS

     This section describes the tax consequences to a United States holder. If you are not a United States holder, this section does not apply to you.

  THE OFFERED PREFERRED STOCK

  Distributions on the Offered Preferred Stock -- General

     We do not have any accumulated earnings and profits as determined for United States federal tax purposes, and there can be no assurance that we will have earnings and profits in this or future tax years.

     If we do not have any current or accumulated earnings and profits, as determined for United States federal income tax purposes, in a given tax year, any distribution on the offered preferred stock, including any distributions of additional shares of offered preferred stock, generally would not be subject to United States federal income taxation if your tax basis in the offered preferred stock is greater than or equal to the amount of the distribution. However, the distribution would reduce your tax basis in the offered preferred stock, but not below zero. If any portion of the distribution exceeds your tax basis in the offered preferred stock, that portion would be subject to United States federal income taxation as capital gain that is recognized in the taxable year in which you received the distribution. Until we have earnings and profits, no distribution is eligible for the 70% dividends-received deduction allowable to corporations.

     If we have current or accumulated earnings and profits in a given tax year, distributions on the offered preferred stock, including any distributions of additional shares of offered preferred stock, would be taxable to you as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. Any portion of the distribution not paid out of current or accumulated earnings and profits would be taxed as described in the previous paragraph. Dividends would be eligible for the 70% dividends-received deduction allowable to corporations, subject to the limitations described below.

  Distributions on the Offered Preferred Stock -- The Offered Preferred Stock "Paid in Kind"


     Until May 13, 2000, we may, at our option, pay dividends on the offered preferred stock "in kind" through the issuance of additional offered preferred stock. Dividends "paid in kind" will be treated as a distribution of an amount equal to the fair market value of the additional offered preferred stock as of the date of distribution, and will be taxed as described above under "-- Distributions on the Offered Preferred Stock -- General." This amount will also be the initial issue price and tax basis of the newly distributed offered preferred stock for United States federal income tax purposes.


     If the redemption price of the offered preferred stock exceeds its offering price, or the redemption price of the offered preferred stock issued as an "in-kind" distribution exceeds its fair market value at the time the dividend is "paid in kind," which we refer to, in either case, as a "redemption premium," by one-fourth of one percent of the offered preferred stock's mandatory redemption price multiplied by the number of complete years to its mandatory redemption, you will be considered to have constructively received the entire amount of such excess as a distribution over the period between issuance and redemption under a constant yield method. If you purchased shares of offered preferred stock as a unit together with the warrants, you must allocate your purchase price between the offered preferred stock and the warrants based on their relative fair market values to determine the offering price of the offered preferred stock. The constant yield method would result in increasing accruals of income over the term of the offered preferred stock under rules similar to those for accruing original issue discount on the debentures, as described under "-- Debentures -- Original Issue Discount" beginning on page
54. The constructive distribution would be a dividend in the year such distribution is considered to be received to the extent of our current and accumulated earnings and profits. Your tax basis in the offered preferred stock would be increased by the amount of any redemption premium included in income. In addition, each issuance of the offered preferred stock with more than a de minimis redemption premium might not be fungible with the other offered preferred stock, which might adversely affect the liquidity of the offered preferred stock.


  Distributions on the Offered Preferred Stock -- Dividends-Received Deduction

     If we have current or accumulated earnings and profits, amounts treated as dividends would be eligible for the 70% dividends-received deduction allowable to corporations, subject to the limitations described below.


     If you are a corporation considering investing in the offered preferred stock, you should consider the effect of:



     (1) Section 246A of the Internal Revenue Code which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is "directly attributable" to an investment in portfolio stock such as the offered preferred stock;



     (2) Section 246(c) of the Internal Revenue Code which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and



     (3) Section 1059 of the Internal Revenue Code which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any "extraordinary dividend" (as defined below) that is eligible for the dividends-received deduction.


     The President has currently proposed legislation that would eliminate the 70% dividends-received deduction for dividends on the offered preferred stock. There can be no certainty whether, or in what form, such legislation will be enacted or what its effective date would be.

  Distributions on the Offered Preferred Stock -- Extraordinary Dividends

     If you are a corporate United States holder, you are required to reduce your tax basis, but not below zero, in the offered preferred stock by the nontaxed portion of any "extraordinary dividend" if you did not hold the offered preferred stock for more than two years before the earliest of the date the dividend is declared, announced or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.

     An extraordinary dividend on the offered preferred stock generally would be a dividend that:

     (1) equals or exceeds 5% of your adjusted tax basis in the offered preferred stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

     (2) exceeds 20% of your adjusted tax basis in the offered preferred stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

     In determining whether a dividend paid on the offered preferred stock is an extraordinary dividend, you may elect to substitute the fair market value of the stock for your tax basis for purposes of applying these tests, provided that the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation, regardless of your holding period and regardless of the size of the dividend. If any part of the nontaxed portion of an extraordinary dividend is not applied to reduce your tax basis as a result of the limitation on reducing your basis below zero, that part would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received. CORPORATE UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THEIR OWNERSHIP OR DISPOSITION OF SHARES OF OFFERED PREFERRED STOCK.


  Sale or Exchange of the Offered Preferred Stock Other Than by Redemption

     Upon the sale or other disposition of shares of offered preferred stock, other than by redemption, you will generally recognize capital gain or loss equal to the difference between the amount you realized upon the disposition and your adjusted tax basis in the shares of offered preferred stock. This gain or loss would be long-term capital gain or loss if at the time of sale, exchange or other disposition you held the shares of offered preferred stock for more than one year. Long-term capital gain of a non-corporate United States holder is generally subject to a maximum tax rate of 20%. The deductibility of capital losses is subject to limitations.

  Redemption of the Offered Preferred Stock

     A redemption of your shares of offered preferred stock generally would be a taxable event and would be treated as if you sold the shares of offered preferred stock if the redemption:

     (1) results in a "complete termination" of your stock interest;

     (2) is "substantially disproportionate"; or

     (3) is "not essentially equivalent to a dividend."

     In determining whether any of these tests has been met, you must take into account the shares of offered preferred stock you actually own and the shares of offered preferred stock you constructively own by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code.


     If your shares of offered preferred stock are redeemed in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the difference between the amount of cash and the fair market value of property, other than our stock or stock of our successor, you received and your tax basis in the shares of offered preferred stock redeemed. See below under "-- Special Rules Regarding the Redemption of the Offered Preferred Stock for Debentures" for a description of the rules applicable to a redemption in which you receive debentures. This gain or loss would be long-term capital gain or capital loss if you held the shares of offered preferred stock for more than one year.


     If a redemption does not meet any of the tests described above, the cash and the fair market value of property you receive generally would be taxed as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the shares of offered preferred stock and thereafter would be treated as capital gain. If a redemption of the offered preferred stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed shares of offered preferred stock would be transferred to your remaining shares of offered preferred stock, if any.


  Special Rules Regarding the Redemption of the Offered Preferred Stock for Debentures


     Pursuant to the rules discussed above under "-- Redemption of the Offered Preferred Stock," if we redeem the offered preferred stock for debentures, it will be treated either as an exchange giving rise to capital gain or loss or as a dividend. In the case of an exchange of the offered preferred stock for debentures that would be treated as a redemption giving rise to capital gain or loss, the amount realized on the exchange would be equal to the "issue price" of the debentures plus any cash received on the exchange. The issue price of a debenture will be:

     (1) its fair market value as of the exchange date if the debentures are traded on an established securities market at any time during the 60-day period ending 30 days after the exchange date; or

     (2) the fair market value of the offered preferred stock as of the exchange date if such offered preferred stock is traded on an established securities market at any time during the 60-day period ending 30 days after the exchange date, but the debentures are not.

If neither the offered preferred stock nor the debentures are so traded, the issue price of the debentures will be determined under Section 1274 of the Internal Revenue Code, in which case the issue price will be the stated principal amount of the debentures, provided that the yield on the debentures is equal to or greater than the "applicable federal rate" in effect at the time the debentures are issued. If the yield on the debentures is less than the applicable federal rate, its issue price under Section 1274 of the Internal Revenue Code will be equal to the present value as of the issue date of all payments to be made on the debentures, discounted at the applicable federal rate. It cannot be determined at the present time whether the offered preferred stock or the debentures will, at the relevant time, be traded on an established securities market within the meaning of the Treasury regulations or whether the yield on the debentures will equal or exceed the applicable federal rate, as discussed above.

     If a redemption of the offered preferred stock for cash or an exchange of the offered preferred stock for debentures is treated as a dividend, you:

     (1) would not recognize any loss on the exchange;

     (2) (A) would recognize dividend income, rather than capital gain, in an amount equal to the fair market value of the debentures received without regard to your basis in the shares of offered preferred stock surrendered in the exchange, but only to the extent of its proportionate share of our current or accumulated earnings and profits and (B) would first reduce your tax basis in the shares of offered preferred stock and thereafter would recognize capital gain, to the extent that the distribution is not made out of our current or accumulated earnings or profits; and

     (3) the holding period for the debentures would begin on the day after the day on which you acquired the debentures.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO WHETHER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES THE EXCHANGE WOULD BE TREATED AS A DIVIDEND OR AS A SALE OR EXCHANGE. ADDITIONALLY, CORPORATE UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE AVAILABILITY OF THE CORPORATE DIVIDENDS-RECEIVED DEDUCTION AND THE POSSIBLE APPLICATION OF THE EXTRAORDINARY DIVIDEND RULES OF SECTION 1059 OF THE INTERNAL REVENUE CODE TO AN EXCHANGE IF THE DISTRIBUTION IS TAXABLE AS A DIVIDEND.



     Depending upon your particular circumstances, the tax consequences of holding debentures may be less advantageous than the tax consequences of holding shares of offered preferred stock because, for example, payments of interest on the debentures would be taxable as ordinary income, regardless of whether we have current or accumulated earnings and profits, while distributions on the offered preferred stock would not be immediately subject to United States federal taxation if we do not have current or accumulated earnings and profits in a given year and such distribution does not reduce your basis in the shares of offered preferred stock below zero, and because, as discussed below under "-- Debentures -- Original Issue Discount," debentures may be issued with greater amounts of OID than the Redemption Premium with respect to the offered preferred stock.


  DEBENTURES


  Characterization of the Debentures



     Although not entirely free from doubt, the debentures should be treated as debt for United States federal income tax purposes. The discussion in this section assumes this treatment.


  Original Issue Discount


     Unless the debentures have a term of one year or less, the debentures would be treated as issued at an original issue discount if the excess of the debentures' "stated redemption price at maturity" over their issue price is more than a "de minimis amount," as defined below. The manner in which the issue price of the debentures would be determined is discussed under "-- The Offered Preferred Stock -- Special Rules Regarding the Redemption of the Offered Preferred Stock for Debentures." The stated redemption price at maturity of the debentures is the total of all payments provided by the debentures other than the stated interest payments.


     In general, if the excess of the debenture's stated redemption price at maturity over its issue price is less than one-fourth of one percent of the debenture's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the debenture is not issued with original issue discount ("OID"). In general, the debentures would have OID if:

     (1) the debentures are traded on an established securities market at any time during the 60-day period ending 30 days after the exchange date, and the fair market value of the securities is less than the stated redemption price at maturity by more than the applicable de minimis amount;

     (2) the offered preferred stock is traded on an established securities market at any time during the 60-day period ending 30 days after the exchange date, and the debentures are not, and the fair market value of the offered preferred stock is, less than the debentures' stated redemption price at maturity by more than the applicable de minimis amount; or



     (3) neither the debentures nor the offered preferred stock are traded on an established securities market at any time during the 60-day period ending 30 days after the exchange date, the yield on the debentures is less than the applicable federal rate by more than the applicable de minimis amount and the present value as of the issue date of all payments to be made on the debentures, discounted at the applicable federal rate, is less than the debentures' stated redemption price at maturity by more than the applicable de minimis amount.



Unless you elect to treat all interest as original issue discount as described below under "-- Election to Treat All Interest as Original Issue Discount," you must include the de minimis OID in income as stated principal payments on the debentures are made.


     Generally, if your debenture matures more than one year from its date of issue, you must include OID in income calculated on a constant-yield method without regard to the receipt of cash attributable to such income, and generally you will have to include in income increasingly greater amounts of OID over the life of the debenture. The amount of OID includible in income is the sum of the daily portions of OID with respect to the debenture for each day during the taxable year or portion of the taxable year on which you hold the debenture, which we refer to as "accrued OID." The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your debenture and you may vary the length of each accrual period over the term of the debenture as long as:

     (1) no accrual period is longer than one year; and

     (2) each scheduled payment of interest or principal on the debenture occurs on either the final or first day of an accrual period.

The amount of OID allocable to an accrual period equals the excess of:

     (a) the product of the debenture's adjusted issue price at the beginning of the accrual period and the debenture's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

     (b) the sum of the payments of qualified stated interest on the debenture allocable to the accrual period.

     The "adjusted issue price" of a debenture at the beginning of any accrual period is the issue price of the debenture increased by:

     (x) the amount of accrued OID for each prior accrual period, and decreased by

     (y) the amount of any payments previously made on the debenture that were not qualified stated interest payments.

For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on your debenture contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between:

     (x) the amount payable at the maturity of the debenture (other than any payment of qualified stated interest), and

     (y) the debenture's adjusted issue price as of the beginning of the final accrual period.

  Election to Treat All Interest as Original Issue Discount


     You may elect to include in gross income all interest that accrues on your debenture using the constant-yield method described above under the heading
"-- Original Issue Discount," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount and unstated interest.


     If you make this election for your debenture, then, when you apply the constant-yield method:


     - the issue price of the debenture would equal the issue price as determined under "-- The Offered Preferred Stock -- Special Rules Regarding the Redemption of the Offered Preferred Stock for Debentures" beginning on page 53,



     - the issue date of the debenture would be the exchange date, and



     - no payments on the debenture would be treated as payments of qualified stated interest.


This election would generally apply only to the debenture with respect to which it is made and may not be revoked without the consent of the Internal Revenue Service.


     Pursuant to section 163 of the Internal Revenue Code, the "disqualified portion" of the OID accruing on certain debt instruments may be treated as a dividend eligible for the dividends-received deduction. The corporation issuing such debt instruments is not allowed to deduct the "disqualified portion" of the OID accruing on the debt instrument and is allowed to deduct the remainder of the OID only when paid.



     This treatment will apply to "applicable high yield discount obligations," or "AHYDOs", which, generally, are debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points above the "applicable federal rate" and have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending five years or more after the date of issue exceeds the sum of:


     (1) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period, and

     (2) the product of the initial issue price of such debt instrument and its yield to maturity.

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

For purposes of determining whether a debenture is an AHYDO, holders are bound by the issuer's determination of the appropriate accrual period. It is impossible to determine at the present time whether a debenture will be treated as an AHYDO.


     If a debenture is treated as an AHYDO, a corporate United States holder would be treated as receiving dividend income, to the extent of our current and accumulated earnings and profits, solely for purposes of the dividends-received deduction, in an amount equal to the "dividend equivalent portion" of the "disqualified portion" of the OID. The "disqualified portion" of the OID is equal to the lesser of:


     (1) the amount of OID, or


     (2) the portion of the "total return," that is, the excess of all payments to be made with respect to such obligation over its issue price, on the obligation that bears the same ratio to the obligation's total return as the "disqualified yield," that is, the extent to which the yield exceeds the applicable federal rate plus 6%, bears to the obligation's yield to maturity.


The dividend equivalent portion of the disqualified portion is the amount that would have been treated as a dividend if we had distributed it with respect to our stock. Our deduction for OID will be substantially deferred with respect to a debenture that is treated as an AHYDO. In addition, such deduction will be disallowed if and to the extent that the yield on such AHYDO exceeds the applicable federal rate by more than 6%.

  Purchase, Sale, Retirement and Other Disposition of the Debentures

     Your adjusted tax basis in the debentures you receive in exchange for shares of offered preferred stock will, in general, be equal to the initial tax basis of such debentures, that is, the issue price of the debentures, if the exchange is treated as a redemption giving rise to capital gain or the fair market value of the debentures on the exchange date, if the exchange is treated as a dividend, increased by OID you previously included in your income. Upon the sale, exchange or retirement of a debenture, you will generally recognize capital gain or loss equal to the difference between the amount realized, not including any amounts attributable to accrued and unpaid interest, and your tax basis in the debenture.

  Ownership and Disposition of Warrants

     The warrants may be sold individually or as a unit. Each unit is comprised of one or more shares of offered preferred stock and one or more warrants. If you purchase a unit you must allocate your purchase price between the offered preferred stock and the warrants based on their relative fair market values to determine your tax basis in the shares of offered preferred stock and the warrants and the amount of redemption premium, if any, on the offered preferred stock. If the warrant is sold individually, your tax basis in a warrant will be its purchase price.

  Sale of a Warrant

     Generally, you will recognize gain or loss upon the sale of a warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your adjusted tax basis in a warrant purchased in the offering as a unit will be the portion of the initial offering price allocable to a warrant, adjusted as described below under "-- Adjustments Under the Warrants." Gain or loss attributable to the sale of the warrants will constitute capital gain or loss if you would have held the warrant stock as a capital asset and will be long-term capital gain or loss if you held the warrants for more than one year.


  Exercise of a Warrant, Disposition of Common Shares and Dividends


     In general, you will not recognize gain or loss upon the exercise of a warrant, except with respect to cash, if any, paid in lieu of the issuance of fractional shares. Upon exercise of a warrant with cash, your tax basis in the shares of warrant stock acquired will be the sum of:

     (a) your adjusted tax basis in the warrant, and

     (b) the cash paid upon exercise of the warrant.

     If you receive any cash in lieu of fractional shares of warrant stock, you will recognize gain or loss, and the character and amount of gain or loss will be determined as if you had received such fractional shares and then immediately sold them for cash. Your holding period of the stock acquired upon exercise of a warrant begins on the day following the day of exercise.

  Expiration of the Warrants

     Upon the expiration of an unexercised warrant, you will recognize a loss equal to your adjusted tax basis of the warrant. A loss realized upon expiration of the warrant will be capital loss if you would have held the warrant stock as a capital asset and will be long-term capital loss if you held the warrant for more than one year.

  Adjustments Under the Warrants

     Pursuant to the terms of the warrants, the number of shares of warrant stock you may purchase upon exercise of the warrants is subject to adjustment from time to time upon the occurrence of certain events. In certain circumstances, a change in conversion ratio or any transaction having a similar effect may be treated as a distribution if your proportionate interest in the earnings and profits of the issuer is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the extent of our current or accumulated earnings and profits, without regard to whether you receive any cash or other property. If you receive such a taxable distribution, your tax basis in the warrants will be increased by an amount equal to the taxable distribution.

WARRANT STOCK

     Any distributions you receive on the warrant stock will be taxable as ordinary income to the extent of our current and accumulated earnings and profits. If we do not have current or accumulated earnings or profits, the payment will first offset your basis in the warrant stock and any amount that exceeds your basis will be treated as capital gain. Any gain or loss upon the sale or exchange of shares of warrant stock will be capital gain or loss, and will be long-term capital gain or loss if you owned the shares of warrant stock for more than one year.

TAXATION OF NON-UNITED STATES HOLDERS

     This section describes the tax consequences to non-United States holders. If you are a United States holder, this section does not apply to you.

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

  INTEREST PAYMENTS

     Under present United States federal income tax law, and subject to the discussion of backup withholding below, if you are the beneficial owner of a debenture and we or our paying agents make payments to you of principal, premium, if any, and interest, including OID, you will not be subject to United States federal withholding tax if, in the case of interest or OID:

     (a) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     (b) you are not a controlled foreign corporation that is related to us through stock ownership; and

     (c) either:

         (1) you certify to us or our agent, under penalties of perjury, that you are not a United States holder and provide your name and address; or

         (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the debenture certifies to us or our agent under penalties of perjury that it, or a financial institution between it and you, has received such statement from you and furnishes the payor with a copy thereof.

Recently finalized United States Treasury Regulations, which we refer to as the "Final Withholding Regulations," would provide for alternative methods for satisfying the certification requirement. The Final Withholding Regulations also would require, in the case of debentures held by a foreign partnership, that:

     (1) the certification be provided by the partners rather than by the partnership; and


     (2) the partnership provide certain information.


A look-through rule would apply in the case of tiered partnerships. The Final Regulations are effective for payments made after December 31, 2000.

  DIVIDEND INCOME

     Dividends paid to you will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and they are attributable to your United States permanent establishment, if an applicable income tax treaty so requires as a condition for subjecting you to United States income tax on a net income basis. Such "effectively connected" dividends, generally, are not subject to withholding tax if you satisfy certain certification requirements. Instead, "effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations. In addition, if you are a non-United States corporation, you may, under certain circumstances, be subject to an additional "branch profits tax" on "effectively connected" dividends at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty.

     Under current United States Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of the 30% withholding discussed above. Under current interpretations of United States Treasury Regulations, this presumption also applies for purposes of determining whether a lower withholding rate applies under an income tax treaty.


     Under the Final Withholding Regulations, you must satisfy certain certification requirements in order to claim the benefit of a lower treaty rate. See "-- Taxation of Non-United States Holders -- Interest Payments" on page 59.


     If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amount withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

  SALE OR DISPOSITION

     You will not be subject to United States federal income tax in respect of a sale or disposition of shares of offered preferred stock or shares of warrant stock, or, to the extent of your basis in the shares of offered preferred stock or shares of warrant stock, on distributions paid on the offered preferred stock or warrant stock if we do not have current or accumulated earnings and profits, warrants or debentures unless:


     (1) the gain is effectively connected with your trade or business in the United States and is attributable to your permanent establishment maintained in the United States, if an applicable income tax treaty so requires as a condition for you to be subject to United States taxation on a net income basis in respect of capital gain;


     (2) if you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions apply; or

     (3) we are or have been a "United States real property holding corporation" for federal income tax purposes.

We have not been, are not and do not anticipate becoming a "United States real property holding corporation" for federal income tax purposes. If you are a corporation, your "effectively connected" gains may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

ESTATE TAXES

     If you are an individual who at death is not a citizen or resident of the United States, your debenture will not be includible in your gross estate for purposes of the United States federal estate tax as a result of your death if:

     (a) you did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; and

     (b) the income on the debenture would not have been effectively connected with your United States trade or business at your death.

     If you are a non-United States holder of shares of offered preferred stock, warrants or shares of warrant stock at the time of your death, they will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

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BACKUP WITHHOLDING AND INFORMATION REPORTING

  UNITED STATES HOLDERS


     In general, if you are a United States holder, other than certain exempt recipients, such as corporations, information reporting requirements will apply to dividends paid in respect of your shares of offered preferred stock and warrant stock, including the accrual of the redemption premium, to principal and interest paid in respect of your debentures, and to the proceeds received on the sale, exchange or redemption of your shares of offered preferred stock, debentures, warrants or warrant stock, and "backup withholding" at a rate of 31% will apply to the payments if you fail to provide an accurate taxpayer identification number or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns. You should consult your own tax advisor concerning the application of information reporting and backup withholding to the preferred stock, debentures, warrants or warrant stock.


     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

  NON-UNITED STATES HOLDERS


     Under current law, if you are a non-United States holder of a debenture, information reporting on Internal Revenue Service Form 1099 and backup withholding will not apply to payments of principal, premium, if any, and interest, including OID, made by us or a paying agent; provided, that you certify to us or our agent, under penalties of perjury, that you are not a United States holder and provide your name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the debenture, certifies to us or our agent, under penalties of perjury, that such statement has been received from you or by a financial institution between it and you and furnishes as the payor with a copy thereof; and provided further that the payor does not have actual knowledge that you are a United States person. We or a paying agent, however, may report, on Internal Revenue Service Form 1042-S, payments of interest, including OID, on the debentures. See "-- Taxation of Non-United States Holders -- Interest Payments" on page 59 with respect to the rules under the Final Withholding Regulations.


     In general, if you are a non-United States holder, dividends paid to you are not subject to United States information reporting requirements and backup withholding tax if you are either subject to the 30% withholding tax, discussed above, or are not subject to the 30% withholding tax because you are eligible for the benefits of an income tax treaty. However, dividend payments will be reported for purposes of the 30% withholding tax discussed above. If you do not meet any of the requirements listed above to exempt you from backup withholding tax and fail to provide certain information, including a United States taxpayer identification number, or otherwise establish a status as an "exempt recipient," you may be subject to backup withholding of United States federal income tax at a rate of 31% on dividends paid.

     Under current law, dividends paid to an address in a foreign country are generally treated as exempt from backup withholding and information reporting unless the person making the payment has definite knowledge that the recipient is a United States person. However, under the Final Withholding Regulations discussed above, dividend payments generally will be subject to information reporting and backup withholding unless certain certification requirements are met.

     In general, United States information reporting and backup withholding requirements also will not apply to a payment made outside the United States of the proceeds of a sale of shares of offered preferred stock or warrant stock through an office outside the United States of a non-United States broker. However, United States information reporting, but not backup withholding, requirements will apply to a payment made outside the United States of the proceeds of a sale of shares of offered preferred stock or warrant stock through an office outside the United States of a broker:

     (1) that is a United States person;

     (2) that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

     (3) that is a "controlled foreign corporation" as to the United States; or

     (4) with respect to payments made after December 31, 2000, that is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-United States person or the holder or beneficial owner otherwise establishes an exemption.

Payment of the proceeds of the sale of shares of offered preferred stock and shares of warrant stock to or through a United States office of a broker is currently subject to both United States backup withholding and information reporting unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.


     A non-United States holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the United States Internal Revenue Service.



                   DESCRIPTION OF TERM LOAN AND SENIOR NOTES



     The following summarizes the principal terms and conditions of the term loan agreement and the indenture relating to our 11% Senior Notes due 2005. The description below does not purport to be complete and is qualified in its entirety by reference to the term loan agreement and the indenture relating to the senior notes.



THE TERM LOAN



     The term loan agreement, dated as of May 13, 1998, by and among the financial institutions listed in the term loan agreement, as lenders, DLJ Capital Funding, Inc., as syndication agent, and IBJ Schroeder Bank & Trust Company, as facility manager, provides for a $150 million senior secured term loan with a final maturity on May 13, 2003, at which time all outstanding amounts will be due and payable. We currently have borrowed $150 million under the term loan. Prior to the final maturity of the term loan, there are no scheduled principal payments. The term loan agreement provides for mandatory prepayments of:



     (1) all net proceeds from the sale of assets, subject to certain exceptions, and to the receipt of any required regulatory approvals;

     (2) all net proceeds from the issuance of debt securities;



     (3) 50% of the net proceeds from certain equity issuances; and



     (4) the entire aggregate principal amount plus a premium equal to 1.00% of the aggregate principal amount of the loan prepaid upon a "change of control" as that term is defined in the term loan agreement.



     The term loan bears interest at a rate per annum equal to the administrative agent's reserve-adjusted LIBOR rate plus 4.25%.



THE SENIOR NOTES



     We issued the 11% Senior Notes due 2005, which we refer to as the "senior notes," under an indenture, dated as of May 13, 1998, between us and The Chase Manhattan Bank, as trustee. We refer to this indenture as the "senior note indenture." The senior notes are senior unsecured obligations of Oxford and:



     - rank senior in right of payment to all our subordinated indebtedness;



     - rank equally in right of payment with all existing and future senior indebtedness, including borrowings under the term loan agreement described above; and



     - are effectively subordinated to all our existing and future secured indebtedness, including indebtedness under the term loan agreement, to the extent of the value of the assets securing indebtedness, and the senior notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries, including any guarantees of our subsidiaries of indebtedness under the term loan agreement.



     As of the date of this prospectus, we had $200 million of senior notes outstanding.



     The senior notes mature on May 15, 2005. Interest on the senior notes is payable semi-annually at the rate of 11% per annum.



     On and after May 15, 2002, we will have the right to redeem any or all of the senior notes at the following redemption prices plus accrued and unpaid interest on the senior notes to the date of redemption:



                                                          PERCENTAGE OF
           12-MONTH PERIOD BEGINNING MAY 15,             PRINCIPAL AMOUNT
           ---------------------------------             ----------------
2002...................................................      105.500%
2003...................................................      102.750
2004 and afterwards....................................      100.000



     On and before May 15, 2001, we have the right to use the net cash proceeds of one or more equity offerings to redeem up to 33 1/3% of the aggregate principal amount of senior notes originally outstanding at 111% of the principal amount, plus accrued and unpaid interest to the redemption date. However, at least 66 2/3% of the original aggregate principal amount of senior notes must remain outstanding immediately after the redemption of the senior notes and the redemption must occur within 60 days of the closing of the equity offering.



     If an event treated as a "change of control" as such term is used in the senior note indenture of Oxford occurs, each holder of senior notes will have the right to require us to make an offer to purchase from it all or any part of the senior notes it holds then outstanding at a purchase price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest on the senior notes.

COVENANTS



     The term loan agreement and the senior note indenture contain substantially similar covenants which, among other things, and subject to important exceptions, restrict our ability and the ability of our subsidiaries to:



     - pay dividends or make payments or distributions;



     - incur additional indebtedness;



     - make investments, loans or advances;



     - make acquisitions;



     - incur liens;



     - enter into sale and leaseback transactions;



     - engage in mergers or consolidations;



     - sell stock or assets of our principal subsidiaries;



     - change the business conducted by us or our subsidiaries; and



     - enter into transactions with affiliates and otherwise restrict certain corporate activities.



EVENTS OF DEFAULT



     The term loan agreement and the senior note indenture provide that certain events will constitute events of default, which include but are not limited to:



     - failure to make payments when due;



     - a default by us or by our restricted subsidiaries under other agreements governing indebtedness;



     - our failure to observe or perform the covenants set forth in the term loan agreement or in the senior note indenture;



     - the imposition of certain judgments against us or our restricted subsidiaries; and



     - the incurrence of certain bankruptcy or insolvency proceedings or events with respect to us or our restricted subsidiaries.



RESTRICTED PAYMENTS



     The term loan agreement and the senior note indenture contain covenants that restrict our ability to make certain "restricted payments," including our ability:



     - to declare or pay dividends or make payments or distributions on the capital stock of Oxford or its restricted subsidiaries or warrants, options or other rights to purchase the capital stock of Oxford or its restricted subsidiaries;



     - to purchase, redeem or otherwise acquire or retire for value equity interests of Oxford or its restricted subsidiaries; or



     - to prepay, purchase, redeem, defease or otherwise acquire or retire for value prior to its stated maturity indebtedness that is subordinated to the term loan, in the case of the term loan agreement, or indebtedness that is subordinated to the senior notes, in the case of the senior note indenture;

UNLESS:



     (1) no default or event of default has occurred and is continuing or would occur as a consequence thereof; and



     (2) after giving effect to the restricted payment, Oxford has a fixed charge coverage ratio -- that is, a ratio of consolidated net income, plus, to the extent deducted from consolidated net income, fixed charges and non-cash dividends on Oxford's preferred stock, plus taxes, depreciation, amortization, depletion and other non-cash charges required to be reflected as expenses, minus cash payments with respect to non-recurring, non-cash charges previously added back as described above, to consolidated fixed charges -- of at least 2.25 to 1 for the most recent four quarters, and such restricted payment when taken together with all other restricted payments relating to such period shall not exceed 50% of consolidated net income of Oxford for that period.



     These restrictions are subject to certain exceptions, including the ability to pay dividends payable in offered preferred stock on shares of offered preferred stock. We are only able to make payments of dividends on offered preferred stock in shares of offered preferred stock until May 13, 2000. After that date, dividend payments on the offered preferred stock must be in cash. Unless we comply with the restricted payment covenant described above, we may be prohibited from making a payment of cash dividends on our offered preferred stock.



     These restrictions do not relieve us from our obligations to pay dividends on the offered preferred stock when due.



     We are also prohibited from redeeming the offered preferred stock or the debentures unless we comply with the restricted payment covenant described above. These restrictions do not relieve us from our obligations to redeem the offered preferred stock or the debentures upon a change in control. If we fail to make dividend payments on the offered preferred stock when due, additional dividends will accumulate on any unpaid dividends.



CHANGE OF CONTROL



     A number of factors may limit our ability to redeem the offered preferred stock or debentures upon a change of control. The term loan agreement provides that certain change of control events with respect to Oxford require us to prepay amounts outstanding under the term loan agreement at 101% of the aggregate principal amount of the term loan plus accrued and unpaid interest, although each lender has the right to waive its entitlement to prepayment. In addition, certain events that may obligate us to prepay outstanding obligations under the term loan agreement do not constitute a change of control under the certificates of designations relating to the offered preferred stock or under the indentures relating to the debentures.



     In addition, the senior note indenture provides that certain change of control events with respect to Oxford give the holders of senior notes the right to require us to repurchase all or any part of the holders' senior notes, in a "change of control offer." The offer price will be in cash equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to the date of purchase.



     If a change of control occurs, we may not have sufficient resources to repay indebtedness under the term loan agreement, and we may not have sufficient resources to repurchase the senior notes tendered in a change of control offer or redeem offered preferred stock or the debentures upon a change of control. Furthermore, any future credit agreements or other agreements relating to senior indebtedness to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are directly or indirectly prohibited from repurchasing the senior notes or redeeming offered preferred stock or the debentures, we could seek the consent of our lenders to the redemption of offered preferred stock or debentures or could attempt to refinance the borrowings that contain this prohibition. If we do not obtain the consent or repay the borrowings, the repurchase of the senior notes tendered in a change of control offer or redemption of offered preferred stock or the debentures will remain prohibited. Our failure to repurchase the senior notes tendered in a change of control offer or redeem the debentures when required may constitute a breach of the relevant indentures, which would, in turn, constitute a default under the term loan agreement or the senior note indenture and could lead to the acceleration of the indebtedness under the term loan agreement or the senior note indenture.



     The obligations described above do not relieve us from our obligation to redeem shares of offered preferred stock or to redeem debentures upon a change of control. If we are required to redeem the offered preferred stock or the debentures and we fail to pay the redemption price on the redemption date, additional dividends will accrue on the redemption price, in the case of the offered preferred stock, or interest will accrue on the redemption price, in the case of the debentures.


                            SELLING SECURITYHOLDERS

     This section sets forth information with respect to each selling securityholder for whom we are registering securities for offer and sale to the public under the registration statement of which this prospectus is a part. The securities offered hereby are comprised of:

     - 277,629.157 shares of Series D preferred stock, including 14,022.606 additional shares of Series D preferred stock that we expect to issue as dividends on existing shares through May 13, 2000;

     - 132,808.069 shares of Series E preferred stock, including 16,908.793 additional shares of Series E preferred stock that we expect to issue as dividends on existing shares through May 13, 2000;


     - $277,629,157 aggregate principal amount of Series D junior subordinated debentures issuable in exchange for shares of Series D preferred stock;



     - $132,808,069 aggregate principal amount of Series E junior subordinated debentures issuable in exchange for shares of Series E preferred stock;


     - 15,800,000 Series A warrants;

     - 6,730,000 Series B warrants;

     - 15,800,000 shares of common stock issuable upon exercise of the Series A warrants; and


     - 6,730,000 shares of common stock issuable upon exercise of the Series B warrants.



     In addition to the information included in this section, if shares of offered preferred stock, debentures, warrants or shares of common stock are offered by a selling securityholder under this prospectus, a prospectus supplement, if required, will include the following information:

     - the amount of shares of offered preferred stock, debentures, warrants or shares of common stock to be offered for the selling securityholder's account;



     - the amount of shares of offered preferred stock, debentures, warrants or shares of common stock to be owned by the selling securityholder after completion of the offering; and



     - the percentage of the series of offered preferred stock, debentures, warrants or common stock, if one percent or more, to be owned by the selling securityholder after completion of the offering.



     Under the investment agreement, the selling securityholders named in this prospectus purchased 245,000 shares of our Series A preferred stock, 105,000 shares of our Series B preferred stock and the warrants for a total sum of $350 million. On February 13, 1999, we entered into a share exchange agreement with the selling securityholders to redistribute the total amount of the dividends payable among the shares of Series A preferred stock and Series B preferred stock. Under the share exchange agreement, the 245,000 shares of Series A preferred stock were exchanged for 260,146.909 shares of Series D preferred stock, and the 105,000 shares of Series B preferred stock were exchanged for 111,820.831 shares of Series E preferred stock. The additional amounts of Series D preferred stock and Series E preferred stock issued in the exchange are attributable to dividends accrued on the offered preferred stock through February 13, 1999. As a result of the exchange, the selling securityholders hold only shares of Series D preferred stock and shares of Series E preferred stock and following the exchange all shares of the Series A preferred stock and all shares of the Series B preferred stock were cancelled. The terms of the Series D preferred stock are substantially similar to the terms of the Series A preferred stock and the terms of the Series E preferred stock are substantially similar to the terms of the Series B preferred stock, except with respect to applicable dividend rates and the use of Series D preferred stock as consideration for exercise of the warrants. The exchange was effected primarily to facilitate the potential sale of shares of offered preferred stock by the selling securityholders.


     As of the date of this prospectus, the selling securityholders held a total of 263,606.551 shares of Series D preferred stock and 115,899.276 shares of Series E preferred stock. Through May 13, 2000, we expect to issue an additional 14,022.606 shares of Series D preferred stock and 16,908.793 shares of Series E preferred stock to satisfy our obligation to pay dividends on the outstanding shares of offered preferred stock.


     Under the investment agreement, we agreed to increase the number of our directors to a minimum of 11 directors and a maximum of 13 directors and to appoint Norman C. Payson, M.D., as our chief executive officer and as a director. We also agreed that TPG Partners II and its affiliates would be entitled to nominate four directors to our board of directors, subject to adjustment based on the number of warrants and warrant stock beneficially owned by TPG Partners II and its affiliates. Dr. Payson was elected chief executive officer and joined our board of directors in May 1998. David Bonderman, Jonathan
J. Coslet and James G. Coulter were nominated by TPG Partners II and its affiliates pursuant to the investment agreement and joined our board of directors in May 1998. Kent J. Thiry was also nominated by TPG Partners II and its affiliates pursuant to the investment agreement and joined our board of directors in August 1998.



     Mr. Bonderman is a director and president of TPG Advisors II, Inc., Mr. Coulter is a director and vice president of TPG Advisors II, Inc., and Mr. Coslet is an executive of TPG Advisors II, Inc. TPG Advisors II, Inc. is the general partner of TPG GenPar II,

L.P., which is the general partner of each of TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P., each a selling securityholder.



     The investment agreement also contains covenants which restrict our ability to take significant actions without the consent of TPG Partners II and its affiliates, including mergers, consolidations and certain issuances of equity securities. In connection with the investment agreement, we also entered into a registration rights agreement in which we agreed to register the offered preferred stock, the debentures, the warrants and the common stock issuable upon exercise of the warrants under the Securities Act for offer and sale by the selling securityholders and certain holders to whom they may transfer those securities. For a summary of certain provisions of the registration rights agreement, see "Registration Rights Agreement" on page 46.



     We have filed with the SEC under the Securities Act a shelf registration statement on Form S-3, of which this prospectus is a part, with respect to the offer and sale of the securities described in this prospectus. We have agreed, among other things, to bear certain expenses in connection with the registration and sale of the securities being offered by the selling securityholders. For more information regarding these expenses, see "Plan of Distribution" beginning on page 72.

     The following table provides the name of each selling securityholder and the number of shares of offered preferred stock and warrants held by each selling securityholder as of the date of this prospectus. All of these securities have been registered for offer and sale under the shelf registration statement of which this prospectus is a part. As noted in the table, we expect to issue additional shares of offered preferred stock as dividends on existing shares of offered preferred stock on May 13, 2000. Those additional shares have been registered for offer and sale by the selling securityholders under the shelf registration statement of which this prospectus is a part.



                                                         NUMBER OF SHARES OF
                                                    OFFERED PREFERRED STOCK HELD
                                                 -----------------------------------
NAME OF BENEFICIAL OWNER                             SERIES D           SERIES E
------------------------                         ----------------    ---------------
TPG Partners II, L.P.(1).......................  179,851.36901207    79,074.83089156
TPG Parallel II, L.P.(2).......................   12,273.52103150     5,396.27029441
TPG Investors II, L.P.(3)......................   18,760.35104746     8,248.31968026
Chase Equity Associates, L.P.(4)...............   11,297.42362988     4,967.11183212
Oxford Acquisition Corp.(5)....................    3,765.80787663     1,655.70394404
DLJ Merchant Banking Partners II, L.P.(6)......   18,977.51980797     8,343.64407533
DLJ Merchant Banking Partners II-A, L.P.(7)....      755.31346554       332.24459144
DLJ Offshore Partners II, C.V.(8)..............      932.84440829       410.61457812
DLJ Diversified Partners, L.P.(9)..............    1,109.29940595       487.88076218
DLJ Diversified Partners-A, L.P.(10)...........      412.08697621       181.02363122
DLJMB Funding II, Inc.(11).....................    3,369.86007703     1,481.30312860
DLJ Millennium Partners, L.P.(12)..............      306.64435566       134.66392078
DLJ Millennium Partners-A, L.P.(13)............       60.25292603        26.49126311
DLJ EAB Partners, L.P.(14).....................       84.99966350        37.52928940
UK Investment Plan 1997 Partners(15)...........      502.46636526       220.76052587
DLJ ESC II L.P.(16)............................    4,124.09759745     1,813.54772003
DLJ First ESC, L.P.(17)........................       36.58213365        16.55703944
DLJ Capital Corporation(18)....................      100.06289501        44.15210517
Sprout Growth II, L.P.(19).....................    4,617.95640185     2,030.99683802
The Sprout CEO Fund, L.P.(20)..................       76.39210264        34.21788151
Sprout Capital VIII, L.P.(21)..................    2,066.89055171       907.32576134
Sprout Venture Capital, L.P.(22)...............      124.80963248        54.08632884


---------------


 (1) We expect to issue 9,567.23134338 additional shares of Series D preferred stock and 11,536.39629891 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (2) We expect to issue 652.89252871 additional shares of Series D preferred stock and 787.27342127 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (3) We expect to issue 997.96081364 additional shares of Series D preferred stock and 1,203.36500956 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.

 (4) We expect to issue 600.96882245 additional shares of Series D preferred stock and 724.66257481 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (5) We expect to issue 200.32294082 additional shares of Series D preferred stock and 241.55419160 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (6) We expect to issue 1,009.51315146 additional shares of Series D preferred stock and 1,217.27208955 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (7) We expect to issue 40.17905842 additional shares of Series D preferred stock and 48.47187445 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (8) We expect to issue 49.62285420 additional shares of Series D preferred stock and 59.90543952 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



 (9) We expect to issue 59.00941485 additional shares of Series D preferred stock and 71.17796846 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(10) We expect to issue 21.92105324 additional shares of Series D preferred stock and 26.40992495 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(11) We expect to issue 179.26041447 additional shares of Series D preferred stock and 216.11048342 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(12) We expect to issue 16.31201089 additional shares of Series D preferred stock and 19.64640758 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(13) We expect to issue 3.20516705 additional shares of Series D preferred stock and 3.86486707 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(14) We expect to issue 4.52157495 additional shares of Series D preferred stock and 5.47522834 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(15) We expect to issue 26.72880382 additional shares of Series D preferred stock and 32.20722555 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(16) We expect to issue 219.38223776 additional shares of Series D preferred stock and 264.58235787 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(17) We expect to issue 1.94599428 additional shares of Series D preferred stock and 2.41554192 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(18) We expect to issue 5.32286671 additional shares of Series D preferred stock and 6.44144511 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.

(19) We expect to issue 245.65316057 additional shares of Series D preferred stock and 296.30647503 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(20) We expect to issue 4.06369394 additional shares of Series D preferred stock and 4.99211996 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(21) We expect to issue 109.94867695 additional shares of Series D preferred stock and 132.37169700 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



(22) We expect to issue 6.63927461 additional shares of Series D preferred stock and 7.89077026 additional shares of Series E preferred stock as dividends on the existing shares on May 13, 2000.



                                                            NUMBER OF WARRANTS HELD
                                                     --------------------------------------
NAME OF BENEFICIAL OWNER                             SERIES A WARRANTS    SERIES B WARRANTS
------------------------                             -----------------    -----------------
TPG Partners II, L.P. .............................     10,779,898            4,591,691
TPG Parallel II, L.P. .............................        735,648              313,349
TPG Investors II, L.P. ............................      1,124,455              478,961
Chase Equity Associates, L.P. .....................        677,142              288,428
Oxford Acquisition Corp. ..........................        225,714               96,142
DLJ Merchant Banking Partners II, L.P. ............      1,137,465              484,503
DLJ Merchant Banking Partners II-A, L.P. ..........         45,299               19,295
DLJ Offshore Partners II, C.V. ....................         55,935               23,825
DLJ Diversified Partners, L.P. ....................         66,501               28,326
DLJ Diversified Partners-A, L.P. ..................         24,696               10,519
DLJMB Funding II, Inc. ............................        201,951               86,022
DLJ Millennium Partners, L.P. .....................         18,392                7,834
DLJ Millennium Partners-A, L.P. ...................          3,587                1,528
DLJ EAB Partners, L.P. ............................          5,107                2,175
UK Investment Plan 1997 Partners...................         30,095               12,819
DLJ ESC II L.P. ...................................        247,193              105,292
DLJ First ESC, L.P. ...............................          2,189                  932
DLJ Capital Corporation............................          5,998                2,555
Sprout Growth II, L.P. ............................        276,790              117,899
The Sprout CEO Fund, L.P. .........................          4,579                1,950
Sprout Capital VIII, L.P. .........................        123,885               52,769
Sprout Venture Capital, L.P. ......................          7,481                3,186

                              PLAN OF DISTRIBUTION


     The selling securityholders now hold shares of offered preferred stock and warrants covered by this prospectus. As used in the rest of this section of this prospectus, the term "selling securityholders" includes the selling securityholders named in the table under "Selling Securityholders" beginning on page 66 of this prospectus and some of their pledgees, donees, transferees or other successors in interest selling securities received from a named selling securityholder after the date of this prospectus. The shares of offered preferred stock, the debentures issuable upon an exchange of offered preferred stock, the warrants and the shares of common stock issuable upon exercise of the warrants covered by this prospectus are referred to in this section as the "registrable securities." The selling securityholders may offer and sell, from time to time, some or all of the registrable securities under this prospectus. We have registered the registrable securities for offer and sale by the selling securityholders so that the registrable securities will be freely tradeable by them. Registration of the registrable securities does not mean, however, that the registrable securities necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling securityholders of the registrable securities. See "Use of Proceeds" on page 48 for information about the use of proceeds from the original sale of the offered preferred stock and the warrants. We will pay all costs, expenses and fees in connection with the registration of the registrable securities, including fees of our counsel and accountants, fees payable to the SEC, listing fees and the reasonable fees and disbursements of one law firm selected as counsel for the selling securityholders in connection with the registration. The selling securityholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the registrable securities.



     The selling securityholders may sell the registrable securities from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price, at prices subject to change or at negotiated prices, by a variety of methods, including the following:


     - on markets where our securities are traded or on an exchange in accordance with the rules of the exchange;

     - in privately negotiated transactions;

     - through broker-dealers, which may act as agents or principals;


     - in a block trade in which a broker-dealer will attempt to sell a block of registrable securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;


     - through one or more underwriters on a firm commitment or best-efforts basis;

     - directly to one or more purchasers;

     - through agents;


     - through option transactions, forward contracts, equity swaps or other derivative transactions relating to the registrable securities;



     - through short sales of the registrable securities;


     - in any combination of the above; or

     - by any other legally available means.

     In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:


     - purchases of the registrable securities by a broker-dealer as principal and resales of the registrable securities by the broker-dealer for its account pursuant to this prospectus;


     - ordinary brokerage transactions; or

     - transactions in which the broker-dealer solicits purchasers.


     If we or the selling securityholders enter into a material arrangement with any underwriter, broker, dealer or other agent for the sale of any registrable securities through a secondary distribution or a purchase by a broker or dealer, or if we or the selling securityholders make other material changes in the plan of distribution of the registrable securities, we will file a prospectus supplement, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. If we or the selling securityholders use an underwriter or underwriters in the sale of registrable securities, we and the selling securityholders expect to execute an underwriting agreement with the underwriter or underwriters at the time an agreement for the sale is reached. We will set forth the underwriter or underwriters with respect to an underwritten offering of registrable securities and the other material terms and conditions of the underwriting in a prospectus supplement relating to such offering and, if we or the selling securityholders use an underwriting syndicate, we will set forth the managing underwriter or underwriters on the cover of the prospectus supplement. In connection with the sale of registrable securities, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of registrable securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.



     The selling securityholders and any underwriters, broker-dealers or agents participating in the distribution of the registrable securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the registrable securities by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling securityholders and each person or entity which participates as or may be deemed to be an underwriter in the offering or sale of the selling securityholders' registrable securities against certain liabilities (and to contribute to payments in respect of those liabilities), including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent or broker-dealer that participates in transactions involving offers or sales of the registrable securities against certain liabilities, including liabilities arising under the Securities Act.


                             VALIDITY OF SECURITIES


     The validity of the shares of offered preferred stock, the debentures, the warrants and the shares of common stock offered hereby will be passed upon for us by Sullivan & Cromwell, New York, New York.

                                    EXPERTS


     The consolidated financial statements of Oxford Health Plans, Inc. at December 31, 1998, and for the year then ended, included in Oxford Health Plans, Inc.'s annual report on Form 10-K/A No. 2 for the year ended December 31, 1998, as amended by our Form 10-K/A No. 3, which is incorporated in this prospectus by reference, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1997, and for each of the years in the two-year period ended December 31, 1997, by KPMG LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated in this prospectus by reference. These consolidated financial statements are incorporated in this prospectus by reference in reliance upon such reports given on the authority of these firms as experts in accounting and auditing.



     With respect to the unaudited condensed consolidated interim financial information for the three-month period ended March 31, 1999, the three-month and six-month periods ended June 30, 1999 and 1998 and the three-month and nine-month periods ended September 30, 1999 and 1998 incorporated by reference in this prospectus, Ernst & Young LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. Ernst & Young LLP's separate reports, included in Oxford Health Plans, Inc.'s quarterly report on Form 10-Q/A No. 2 for the quarter ended March 31, 1999 with respect to the unaudited financial information as of March 31, 1999 and the three month periods ended March 31, 1999 and 1998 and Oxford Health Plans, Inc.'s quarterly reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999 with respect to the unaudited financial information as of June 30 and September 30, 1999 and the three month periods ended June 30, and September 30, 1999 and 1998 and the six month periods ended June 30, 1999 and 1998 and the nine month periods ended September 30, 1999 and 1998 and incorporated in this prospectus by reference, state that it did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for its reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.


                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3 to register the offered preferred stock, the debentures, the warrants and the common stock. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about Oxford and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.


     You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We file our SEC materials electronically with the SEC, so you can also review our filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.


     Our principal executive offices are located at 48 Monroe Turnpike, Trumbull, CT 06611, and our main telephone number is (203) 459-6000.


     The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

     - Our annual report on Form 10-K/A No. 2 for the fiscal year ended December 31, 1998, filed on August 26, 1999, as amended by our Form 10-K/A No. 3, filed on August 30, 1999 (File No. 0-19442);

     - Our quarterly report on Form 10-Q/A No. 2 for the quarter ended March 31, 1999, filed on August 26, 1999 (File No. 0-19442);


     - Our quarterly reports on Form 10 -Q for the quarters ended June 30, 1999, filed on August 16, 1999, and September 30, 1999, filed on November 15, 1999 (file No. 0-19442);



     - Our current reports on Form 8-K dated January 8, 1999 (filed on January 8, 1999), January 29, 1999 (filed on January 29, 1999), February 25, 1999 (filed on February 25, 1999 and amended on March 19, 1999), April 29, 1999 (filed on April 29, 1999), May 12, 1999 (filed on May 13,
        1999), June 30, 1999 (filed on July 1, 1999), July 20, 1999 (filed on
        July 22, 1999), July 29, 1999 (filed on August 2, 1999) and October 29, 1999 (filed on November 3, 1999) (File No. 0-19442); and



     - The description of our common stock contained in the registration statement on Form 8-A dated August 1, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934 (File No. 0-19442).


     We also are incorporating into this prospectus all documents subsequently filed by us pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934.

     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

     Investor Relations
     Oxford Health Plans, Inc.

     48 Monroe Turnpike


     Trumbull, CT 06611


     (203) 459-6000

                           FORWARD-LOOKING STATEMENTS



     Some statements and information contained in this prospectus are not historical facts, but are "forward-looking statements," as such term is defined in the Private Securities Litigation Reform Act of 1995. We wish to caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face, including those risks set forth in our annual report on Form 10-K/A No. 2 for the year ended December 31, 1998, as amended by our Form 10-K/A No. 3, under the heading "Cautionary Statement Regarding Forward-Looking Statements", and any risks set forth in any prospectus supplement. These forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "may," "will," "would," "could," "should," or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements concerning:


     - future results of operations or financial position;


     - future ability to make required payments on the offered preferred stock; and


     - future tax treatment of the offered preferred stock, warrants and debentures.

------------------------------------------------------
------------------------------------------------------


     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING SECURITYHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SHARES OF OFFERED PREFERRED STOCK, DEBENTURES, WARRANTS AND/OR SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.


                           -------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Ratio of Earnings to Combined Fixed
Charges and Preference Dividends......   12
Business..............................   13
Description of the Offered Preferred
  Stock...............................   13
Description of the Debentures.........   28
Book-Entry; Delivery and Form.........   42
Description of the Warrants...........   44
Registration Rights Agreement.........   46
Use of Proceeds.......................   48
Material United States Federal Income
  Tax Consequences....................   49
Description of Term Loan and Senior
  Notes...............................   62
Selling Securityholders...............   66
Plan of Distribution..................   72
Validity of Securities................   73
Experts...............................   74
Where You Can Find More Information...   74
Forward-Looking Statements............   76


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                           [OXFORD HEALTH PLANS LOGO]


                         277,629.157 Shares of Series D

                           Cumulative Preferred Stock

           132,808.069 Shares of Series E Cumulative Preferred Stock


              $277,629,157 Series D Junior Subordinated Debentures


                                due May 13, 2008


              $132,808,069 Series E Junior Subordinated Debentures


                                due May 13, 2008

                          15,800,000 Series A Warrants
                          6,730,000 Series B Warrants

                              22,530,000 Shares of

                                  Common Stock
                                 -------------
                                   Prospectus
                                 -------------

                              December      , 1999

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered are:


Registration Fee..........................................  $189,985.01
Fees and Expenses of Accountants..........................    92,000.00
Fees and Expenses of Counsel..............................   200,000.00
Blue Sky Fees and Expenses................................            0
Printing and Engraving Expenses...........................   150,000.00
Rating Agency Fees........................................            0
Agent's Fees..............................................            0
Miscellaneous.............................................            0
                                                            -----------
          Total...........................................  $631,985.01
                                                            ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of Oxford in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of Oxford. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

     Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of Oxford provides that Oxford shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amended and Restated Certification of Incorporation, as amended, of Oxford provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of Oxford shall not be liable to Oxford or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 6.4 of the Amended and Restated By-laws of Oxford states:

     Section 6.4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such actions, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expense if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

     Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits Oxford to insure itself for such indemnification.

     Oxford maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for Oxford with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.

ITEM 16.  EXHIBITS


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
2        Investment Agreement, dated February 23, 1998, between
         Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(r) of Oxford's Annual Report on
         Form 10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
4.1      Second Amended and Restated Certificate of Incorporation, as
         amended, of Oxford Health Plans, Inc., incorporated by
         reference to Exhibit 3(a) of Oxford's Annual Report on Form
         10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
4.1(a)   Certificate of Designations for the Series D Cumulative
         Preferred Stock of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(a) of Oxford's Annual Report on
         Form 10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
4.1(b)   Certificate of Designations for the Series E Cumulative
         Preferred Stock of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(a) of Oxford's Annual Report on
         Form 10-K/A for the period ended December 31, 1998 (File No.
         0-19442)
4.2      Form of Indenture relating to the Series D Junior
         Subordinated Debentures due May 13, 2008*
4.3      Form of Indenture relating to the Series E Junior
         Subordinated Debentures due May 13, 2008*
4.4      Form of Series A Warrant Certificate, included in the form of Warrant Agreement filed as Exhibit 4.7 to this
         Registration Statement
4.5      Form of Series B Warrant Certificate, included in the form of Warrant Agreement filed as Exhibit 4.7 to this
         Registration Statement
4.6      Amended and Restated By-laws of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(b) of Oxford's Annual
         Report on Form 10-K/A for the period ended December 31, 1998
         (File No. 0-19442)
4.7      Form of Warrant Agreement*
5        Opinion of Sullivan & Cromwell as to legality*
8        Opinion of Sullivan & Cromwell as to tax matters*
10       Registration Rights Agreement, dated as of February 23,
         1998, between Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(s) of Oxford's
         Annual Report on Form 10-K/A for the period ended December
         31, 1998 (File No. 0-19442)
12       Computation of Ratio of Earnings to Combined Fixed Charges
         and Preference Dividends*
15       Letter of Ernst & Young LLP re: unaudited condensed
         consolidated interim financial information*
23.1     Consent of Ernst & Young LLP*
23.2     Consent of KPMG LLP*
23.3     Consent of Sullivan & Cromwell (included in their opinion
         filed as Exhibit 5)


-------------------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

     1.  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4.  The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     5. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 20, 1999.


                                          Oxford Health Plans, Inc.

                                          By: /s/ NORMAN C. PAYSON, M.D.
                                             -----------------------------------
                                              Norman C. Payson, M.D.
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                DATE
---------                                                 -----                ----
/s/ NORMAN C. PAYSON, M.D.                        Principal Executive    December 20, 1999
------------------------------------------------    Officer and
Norman C. Payson, M.D.                              Chairman of the
                                                    Board

/s/ YON Y. JORDEN                                 Principal Financial    December 20, 1999
------------------------------------------------    Officer
Yon Y. Jorden

/s/ KURT B. THOMPSON                              Principal Accounting   December 20, 1999
------------------------------------------------    Officer
Kurt B. Thompson

/s/ FRED F. NAZEM                                 Director               December 20, 1999
------------------------------------------------
Fred F. Nazem

/s/ DAVID BONDERMAN                               Director               December 20, 1999
------------------------------------------------
David Bonderman

/s/ JONATHAN J. COSLET                            Director               December 20, 1999
------------------------------------------------
Jonathan J. Coslet

/s/ JAMES G. COULTER                              Director               December 20, 1999
------------------------------------------------
James G. Coulter

/s/ ROBERT B. MILLIGAN, JR.                       Director               December 20, 1999
------------------------------------------------
Robert B. Milligan, Jr.

/s/ MARCIA J. RADOSEVICH, PH.D.                   Director               December 20, 1999
------------------------------------------------
Marcia J. Radosevich, Ph.D.

/s/ BENJAMIN H. SAFIRSTEIN, M.D.                  Director               December 20, 1999
------------------------------------------------
Benjamin H. Safirstein, M.D.

/s/ THOMAS A. SCULLY                              Director               December 20, 1999
------------------------------------------------
Thomas A. Scully

/s/ KENT J. THIRY                                 Director               December 20, 1999
------------------------------------------------
Kent J. Thiry

/s/ STEPHEN F. WIGGINS                            Director               December 20, 1999
------------------------------------------------
Stephen F. Wiggins

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 2         Investment Agreement, dated February 23, 1998, between
           Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(r) of Oxford's Annual Report on
           Form 10-K/A for the period ended December 31, 1998 (File No.
           0-19442)
4.1        Second Amended and Restated Certificate of Incorporation, as
           amended, of Oxford Health Plans, Inc., incorporated by
           reference to Exhibit 3(a) of Oxford's Annual Report on Form
           10-K/A for the period ended December 31, 1998 (File No.
           0-19442)
4.1(a)     Certificate of Designations for the Series D Cumulative
           Preferred Stock of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(a) of Oxford's Annual Report on
           Form 10-K/A for the period ended December 31, 1998 (File No.
           0-19442)
4.1(b)     Certificate of Designations for the Series E Cumulative
           Preferred Stock of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(a) of Oxford's Annual Report on
           Form 10-K/A for the period ended December 31, 1998 (File No.
           0-19442)
4.2        Form of Indenture relating to the Series D Junior
           Subordinated Debentures due May 13, 2008*
4.3        Form of Indenture relating to the Series E Junior
           Subordinated Debentures due May 13, 2008*
4.4        Form of Series A Warrant Certificate, included in the form of Warrant Agreement filed as Exhibit 4.7 to this
           Registration Statement
4.5        Form of Series B Warrant Certificate, included in the form of Warrant Agreement filed as Exhibit 4.7 to this
           Registration Statement
4.6        Amended and Restated By-laws of Oxford Health Plans, Inc., incorporated by reference to Exhibit 3(b) of Oxford's Annual
           Report on Form 10-K/A for the period ended December 31, 1998
           (File No. 0-19442)
4.7        Form of Warrant Agreement*
5          Opinion of Sullivan & Cromwell as to legality*
8          Opinion of Sullivan & Cromwell as to tax matters*
10         Registration Rights Agreement, dated as of February 23,
           1998, between Oxford Health Plans, Inc. and TPG Oxford LLC, incorporated by reference to Exhibit 10(s) of Oxford's
           Annual Report on Form 10-K/A for the period ended December
           31, 1998 (File No. 0-19442)
12         Computation of Ratio of Earnings to Combined Fixed Charges
           and Preference Dividends*
15         Letter of Ernst & Young LLP re: unaudited condensed
           consolidated interim financial information*
23.1       Consent of Ernst & Young LLP*
23.2       Consent of KPMG LLP*
23.3       Consent of Sullivan & Cromwell (included in their opinion
           filed as Exhibit 5)


-------------------------

* Filed herewith